Exhibit 2.2

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of January 4, 2021 is by and among (i) Altimar Acquisition Corporation, a Cayman Islands exempted company, (ii) Owl Rock Capital Group LLC, a Delaware limited liability company, (iii) Owl Rock Capital Feeder LLC, a Delaware limited liability company, (iv) Owl Rock Capital Partners LP, a Delaware limited partnership, and (v) Neuberger Berman Group LLC, a Delaware limited liability company (collectively, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Business Combination Agreement, dated as of December 23, 2020 (the “Business Combination Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Business Combination Agreement (pursuant to and in accordance with Section 15.1 of the Business Combination Agreement), on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1.    Amendments to the Business Combination Agreement. Effective as of January 4, 2021:

(a) Exhibit A of the Business Combination Agreement is hereby replaced with Exhibit A to this Amendment;

(b) Exhibit D of the Business Combination Agreement is hereby replaced with Exhibit B to this Amendment.

2.    Miscellaneous. The terms, conditions and provisions of the Business Combination Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Business Combination Agreement, nor constitute a waiver or amendment of any provision of the Business Combination Agreement. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Business Combination Agreement, as though the other provisions of this Amendment were set forth in the Business Combination Agreement. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ALTIMAR ACQUISITION CORPORATION

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer

[Signature Page to Amendment to the Business Combination Agreement]

NEUBERGER BERMAN GROUP LLC

By:	/s/ George Walker
Name: George Walker
Title: Chief Executive Officer

By:	/s/ William Arnold
Name: William Arnold
Title: Chief Financial Officer

[Signature Page to Amendment to the Business Combination Agreement]

OWL ROCK CAPITAL GROUP LLC

By: Owl Rock Capital Partners LP its Managing Member

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

[Signature Page to Amendment to the Business Combination Agreement]

OWL ROCK CAPITAL FEEDER LLC

By: Owl Rock Capital Partners LP its Managing Member

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

[Signature Page to Amendment to the Business Combination Agreement]

OWL ROCK CAPITAL PARTNERS LP

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

[Signature Page to Amendment to the Business Combination Agreement]

Exhibit A

[See attached]

CERTIFICATE OF INCORPORATION

OF

BLUE OWL CAPITAL INC.

Blue Owl Capital Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

ARTICLE I

NAME

Section 1.1 Name. The name of the Corporation is Blue Owl Capital Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is being incorporated in connection with the domestication of Altimar Acquisition Corp., a Cayman Islands exempted company (“Altimar Cayman”), as a Delaware corporation (the “Domestication”), and this Certificate of Incorporation and the Certificate of Corporate Domestication of Altimar Cayman are being filed simultaneously with the Secretary of State of the State of Delaware.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock; Rights and Options.

(a) The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,906,875,000 shares, consisting of: (i) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); (ii) 2,500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (iii) 350,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); (iv) 1,500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock”); (v) 350,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D Common Stock”); (vi) 100,000,000 shares of Class E common stock, par value $0.0001 per share (“Class E Common Stock”), which shall consist of two series: (A) 50,000,000 shares of “Series E-1 Common Stock” and (B) 50,000,000 shares of “Series E-2 Common Stock”; and (vii) 6,875,000 shares of

Class F common stock, par value $0.0001 per share (“Class F Common Stock” and together with the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, the “Common Stock”). Upon the effectiveness of the Domestication and this Certificate of Incorporation (A) each Class A ordinary share, par value $0.0001 per share (a “Class A Cayman Share”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof, (B) each Class B ordinary share, par value $0.0001 per share (a “Class B Cayman Share”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Class F Common Stock, without any action required on the part of the Corporation or the holders thereof, and (C) any stock certificate that, immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation, represented Class A Cayman Shares or Class B Cayman Shares will, from and after the effectiveness of the Domestication and this Certificate of Incorporation, automatically and without the necessity of presenting the same for exchange, represent an identical number of shares of Class A Common Stock or Class F Common Stock (respectively) of the Corporation.

(b) The number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock, Class A Common Stock, the Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock shall be required therefor, except as otherwise expressly provided in this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).

(c) The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board”). The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.

Section 4.2 Preferred Stock.

(a) The Board is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series).

Section 4.3 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock are as follows:

(a) Voting Rights.

(i) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class A Common Stock as a separate class are entitled to vote.

(ii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class B Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class B Common Stock as a separate class are entitled to vote.

(iii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class C Common Stock, as such, shall be entitled to one (1) vote for each share of Class C Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class C Common Stock as a separate class are entitled to vote.

(iv) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class D Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class D Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class D Common Stock as a separate class are entitled to vote.

(v) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, no holder of record of Class E Common Stock, as such, shall be entitled to any vote on which stockholders generally, including the election or removal of directors, are entitled to vote.

(vi) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class F Common Stock, as such, shall be entitled to one (1) vote for each share of Class F Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class F Common Stock as a separate class are entitled to vote.

(vii) Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law and without limiting the rights of any party to the Investor Rights Agreement, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(viii) Notwithstanding the foregoing provisions of this Section 4.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause (viii) shall not limit any voting power granted to holders of Common Stock or any class thereof in the terms of such Preferred Stock.

(b) Dividends and Distributions.

(i) Class A Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class A Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(ii) Class B Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class B Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class B Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(iii) Class C Common Stock. Dividends and other distributions shall not be declared or paid on the Class C Common Stock.

(iv) Class D Common Stock. Dividends and other distributions shall not be declared or paid on the Class D Common Stock.

(v) Class E Common Stock.

(A) Dividends and other distributions shall not be declared or paid on the Class E Common Stock, except as provided in this Section 4.3(b)(v) or in Section 4.3(c)(iii).

(B) If, at any time the Board declares a dividend or other distribution on the outstanding shares of Class A Common Stock, and any shares of Class E Common Stock remain issued and outstanding, then, the Board shall at such time declare a dividend on the outstanding shares of Class E Common Stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the Board in respect of Class A Common Stock (the “Class E Dividend Amount”). In declaring any such dividend, the Corporation shall fix the same record date for determining holders of Class A Common Stock and Class E Common Stock entitled to receive such dividend (each, a “Specified Record Date”) and the same payment date therefor (each, a “Specified Payment Date”). If, as of the applicable Specified Payment Date, shares of Class E Common Stock that were outstanding as of the applicable Specified Record Date have been converted into shares of Class A Common Stock in accordance with the terms of this Certificate of Incorporation, then the Corporation shall pay the Class E Dividend Amount on the Specified Payment Date to the holders of such shares of Class E Common Stock as of the Specified Record Date. With respect to any shares of Class E Common Stock that remain outstanding as of the applicable Specified Payment Date, the Corporation shall, in lieu of paying the Class E Dividend Amount directly to the holders of such shares of Class E Common Stock, set aside or reserve for payment an amount equal to such Class E Dividend Amount in respect of each such outstanding share of Class E Common Stock (the “Reserve Amount”), which Reserve Amount shall be paid to such holders, if at all, only upon the occurrence of a Triggering Event with respect to such shares (as determined pursuant to the definition of “Triggering Event”); provided, however, that if a Triggering Event does not occur with respect to any shares of Class E

Common Stock prior to the Earnout Termination Date, any amounts in the Reserve Amount with respect to such shares shall automatically be released to the Corporation, the right to receive the Class E Dividend Amount in respect of any share of Class E Common Stock for which a Triggering Event has not occurred as of such time shall be deemed to have expired, and the holders of Class E Common Stock for which a Triggering Event has not occurred as of such time shall have no entitlement to receive the Class E Dividend Amount.

(vi) Class F Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class F Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class F Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(vii) Notwithstanding anything to the contrary in the preceding subsections (i)-(vi), dividends may be declared on any one class of Common Stock payable in additional shares of such class if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other class at the same rate per share.

(c) Liquidation, Dissolution or Winding Up.

(i) Subject to Section 4.3(c)(iii), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any other class or series of stock having a preference over any Participating Shares as to distributions upon dissolution or liquidation or winding up shall be entitled the remaining assets of the Corporation shall be distributed Ratably to the Participating Shares.

(ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (A) the holders of shares of the Class C Common Stock shall be entitled to receive the par value of such shares of Class C Common Stock and (B) the holders of shares of the Class D Common Stock shall be entitled to receive the par value of such shares of Class D Common Stock, in each case Ratably on a per share basis with the Participating Shares. Other than as set forth in the preceding sentence, the holders of shares of the Class C Common Stock and Class D Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(iii) If, as of the date of determining the stockholders of the Corporation entitled to participate in a distribution of the remaining assets of the Corporation in connection with a liquidation, dissolution or winding up contemplated by this Section 4.3(c) any shares of Class E Common Stock remain issued and outstanding, then the holders of such shares of Class E Common Stock shall only be entitled to receive the par value of such shares, unless the amount of the distribution in connection with or following such liquidation, dissolution or winding up that would be payable in respect of a share of Class A Common Stock would cause a Triggering Event for such share of Class E Common Stock. To the extent that any remaining assets of the Corporation are to be distributed to the holders of Class E Common Stock pursuant to this Section 4.3(c)(iii), then such amounts shall be distributed Ratably to the Participating Shares and the shares of Class E Common Stock (assuming that, notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the shares of each series of Class E Common Stock then outstanding are treated as Participating Shares and tested separately on a series-by-series basis to determine whether a Triggering Event has occurred with respect to such series, and without duplication of any amounts that would otherwise be payable in respect of the shares of Class A Common Stock into which such shares of Class E Common Stock would otherwise be convertible in connection with a Triggering Event).

(d) Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective.

(e) No Preemptive or Subscription Rights. Without limiting the rights of any party to the Investor Rights Agreement, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(f) Conversion of Class B Common Stock and Class D Common Stock.

(i) Each share of Class B Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class A Common Stock, and each share of Class D Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class C Common Stock.

(ii) Upon the Sunset Time, (x) each share of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at such time into one fully paid and nonassessable share of Class A Common Stock; and (y) each share of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at such time into one fully paid and nonassessable share of Class C Common Stock.

(iii) Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock or Class D Common Stock (as applicable) subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock or Class C Common Stock (as applicable), without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock or Class D Common Stock (as applicable) have been converted into shares of Class A Common Stock or Class C Common Stock (as applicable) as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable, if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock or Class C Common Stock (as applicable) into which such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable) were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(g) Conversion of Class E Common Stock. In the event that there has been a Triggering Event with respect to shares of Class E Common Stock (as determined pursuant to the definition of “Triggering Event”) prior to the Earnout Termination Date, such shares of Class E Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class E Common Stock be converted on the applicable Class E Conversion Date into an equal number of fully paid and nonassessable shares of Class A Common Stock. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class E Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class E Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class E Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class E

Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(h) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and the shares of Class E Common Stock into shares of Class A Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class B Common Stock and of all outstanding shares of Class E Common Stock into shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of the shares of Class D Common Stock into Class C Common Stock, such number of shares of Class C Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class D Common Stock into shares of Class C Common Stock.

(i) Cancellation of Class E Common Stock. In the event that there has not been a Triggering Event with respect to any share of Class E Common Stock as of the Earnout Termination Date, such share of Class E Common Stock shall, automatically and without further action on the part of the Corporation or any holder of Class E Common Stock, be transferred to the Corporation and cancelled for no consideration, on and effective as of 5:00 p.m. New York City time on the Earnout Termination Date, and thereafter the Corporation shall take all necessary action to retire such shares of Class E Common Stock that are reacquired by the Corporation and shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the Earnout Termination Date, represented shares of Class E Common Stock (to the extent representing shares of Class E Common Stock that were not converted) shall, if presented to the Corporation on or after the Earnout Termination Date, be cancelled.

(j) Conversion of Class F Common Stock.

(i) Shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”): (A) at any time and from time to time at the option of the holder thereof; or (B) automatically and without further action by the Corporation or the holder thereof on the day of the closing of a Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or any other Equity-linked Securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all outstanding shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of a Business Combination at such ratio (unless the holders of a majority of the outstanding shares of Class F Common Stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) that results in the number of shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class F Common Stock be equal to, in the aggregate, 20% of the sum of all shares of Class A Common Stock and Class F Common Stock outstanding upon completion of the IPO plus all shares of Class A Common Stock and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination.

(iii) Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the outstanding shares of Class F Common Stock consenting or agreeing separately as a separate class.

(iv) The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalization, rights issue, reclassification, recapitalization or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalizations of the outstanding shares of Class A

Common Stock into a greater or lesser number of shares occurring after the Effective Date without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class F Common Stock.

(v) Each share of Class F Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(j). The pro rata share for each holder of shares of Class F Common Stock will be determined as follows: each share of Class F Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class F Common Stock into which all of the outstanding shares of Class F Common Stock in issue shall be converted pursuant to this Section 4.3(j) and the denominator of which shall be the total number of outstanding shares of Class F Common Stock at the time of conversion.

(vi) Notwithstanding anything to the contrary in this Section 4.3(j), in no event may any share of Class F Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.

(vii) As used in this Section 4.3(j):

(1) “converted”, “conversion” or “exchange” shall have its ordinary meaning under Delaware law, and thereby shall have the same effect as a compulsory redemption without notice of shares of Class F Common Stock of any stockholder and, on behalf of such stockholders, automatic application of such redemption proceeds in paying for such new shares of Class A Common Stock into which the shares of Class F Common Stock have been converted or exchanged at a price per share of Class F Common Stock necessary to give effect to a conversion or exchange calculated on the basis that the shares of Class A Common Stock to be issued as part of the conversion or exchange will be issued at par. The shares of Class A Common Stock to be issued on an exchange or conversion shall be registered in the name of such stockholder or in such name as the stockholder may direct;

(2) “Equity-linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A Common Stock issued in a financing transaction in connection with a Business Combination, including, but not limited to, a private placement of equity or debt; and

(3) “Trust Account” means the trust account established by Altimar Cayman upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, have been deposited.

(k) Shares of Class F Common Stock converted into shares of Class A Common Stock pursuant to Section 4.3(j) shall be cancelled by the Corporation and may not be reissued. At any time after consummation of a Business Combination, when there are no longer any shares of Class F Common Stock outstanding, the Corporation shall take all necessary action to retire and eliminate the Class F Common Stock, and shall amend this Certificate of Incorporation to eliminate references thereto.

(l) Nothing in Sections 4.3(j)-(k) of this Certificate of Incorporation shall limit or amend any obligation or agreement of any party to the Forfeiture Agreement. To the extent of any conflict or inconsistency between the terms and provisions of the Forfeiture Agreement and the terms and provisions of this Certificate of Incorporation, including (without limitation) Section 4.3(j) and (k) hereof, the terms and provisions of the Forfeiture Agreement shall control.

ARTICLE V

CERTAIN MATTERS RELATING TO TRANSFERS

Section 5.1 Exchanges.

(a) The Corporation, Blue Owl Holdings, Blue Owl Carry, and the other Persons party thereto are parties to the Exchange Agreement.

(b) Subject to (and in accordance with the terms of) the Exchange Agreement:

(i) To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Holdings Common Units and Blue Owl Carry Common Units with respect to which there are shares of Class C Common Stock associated, the Corporation shall (unless and to the extent Blue Owl Holdings or Blue Owl Carry has elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class A Common Stock) issue jointly to Blue Owl Holdings and Blue Owl Carry a number of shares of Class A Common Stock, as requested jointly by Blue Owl Holdings and Blue Owl Carry, in exchange for an equal number of (x) Blue Owl Holdings Common Units and (y) Blue Owl Carry Common Units, provided that the aggregate number of shares of Class A Common Stock issued shall not exceed the number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units surrendered to each of Blue Owl Holdings and Blue Owl Carry by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class A Common Stock in exchange for (y) one Blue Owl Holdings Common Unit and one Blue Owl Carry Common Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class A Common Stock to Blue Owl Holdings and Blue Owl Carry as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class A Common Stock, whether to Blue Owl Holdings and Blue Owl Carry or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class C Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the Corporation or any holder of Class C Common Stock, be transferred to the Corporation and retired for no consideration.

(ii) To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Holdings Common Units and Blue Owl Carry Common Units with respect to which there are shares of Class D Common Stock associated, the Corporation shall (unless and to the extent Blue Owl Holdings or Blue Owl Carry has elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class B Common Stock) issue jointly to Blue Owl Holdings and Blue Owl Carry a number of shares of Class B Common Stock, as requested jointly by Blue Owl Holdings and Blue Owl Carry, in exchange for an equal number of (x) Blue Owl Holdings Common Units and (y) Blue Owl Carry Common Units, provided that the aggregate number of shares of Class B Common Stock issued shall not exceed the number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units surrendered to each of Blue Owl Holdings and Blue Owl Carry by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class B Common Stock in exchange for (y) one Blue Owl Holdings Common Unit and one Blue Owl Carry Common Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class B Common Stock to Blue Owl Holdings and Blue Owl Carry as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class B Common Stock, whether to Blue Owl Holdings and Blue Owl Carry or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class D Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the

Corporation or any holder of Class D Common Stock, be transferred to the Corporation and retired for no consideration.

(iii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, a sufficient number of shares of Class A Common Stock and Class B Common Stock to permit Blue Owl Holdings and Blue Owl Carry to satisfy their respective obligations under the Exchange Agreement.

Section 5.2 Additional Issuances. Subject to the DGCL and the other terms of this Certificate of Incorporation and without limitation of the rights of any party to the Investor Rights Agreement, on or following the Effective Date, the Corporation may issue from time to time additional shares of Class A Common Stock from the authorized but unissued shares of Class A Common Stock, including as provided in this Certificate of Incorporation. The Corporation shall not issue additional shares of Class B Common Stock, except as provided in this Certificate of Incorporation. In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class. The Corporation shall not issue additional shares of Class C Common Stock or Class D Common Stock, except in connection with the valid issuance of Blue Owl Holdings Common Units in accordance with the Blue Owl Holdings A&R LPA and Blue Owl Carry Common Units in accordance with the Blue Owl Carry A&R LPA, or except as provided in this Certificate of Incorporation; provided, that upon a Unit Triggering Event with respect to a Blue Owl Seller Earnout Unit (determined pursuant to the Blue Owl A&R LPAs), the Corporation shall issue to the holder of such Blue Owl Seller Earnout Unit (x) one share of Class C Common Stock, if such holder is not a Qualified Stockholder, or (y) one share of Class D Common Stock, if such holder is a Qualified Stockholder. Following the Effective Date, the Corporation shall not issue additional shares of Class E Common Stock or shares of Class F Common Stock. In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class.

Section 5.3 Cancellation.

(a) Shares of Class C Common Stock and Class D Common Stock that are reacquired by the Corporation shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the cancelation of such shares of Class C Common Stock or Class D Common Stock, as the case may be, represented shares of Class C Common Stock or Class D Common Stock so cancelled shall, if presented to the Corporation on or after the date of cancellation of such shares, be cancelled.

(b) Shares of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer of such shares of Class B Common Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(c) Shares of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted into an equal number of fully paid and nonassessable shares of Class C Common Stock upon any Transfer of such shares of Class D Common

Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class D Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class C Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class D Common Stock have been converted into shares of Class C Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class D Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class C Common Stock into which such holder’s shares of Class D Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(d) If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of such shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred, and if such holder does not within twenty-five (25) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock or shares of Class D Common Stock, as applicable, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock or shares of Class C Common Stock, as applicable, as of the date of the Transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of the stockholders is not prohibited at such time under the DGCL or this Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

Section 5.4 Certain Restrictions on Transfer.

(a) Without the prior written consent of the Corporation, and without limiting the rights of any party to the Investor Rights Agreement, neither any Restricted Transfer nor any public announcement of any intention to effect any Restricted Transfer of any Lock-Up Shares Beneficially Owned or otherwise held by any Non-Electing Seller (or any Permitted Transferee that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer) may be made during the Lock-Up Period applicable to such Lock-Up Shares. During the Lock-Up Period applicable to any Non-Electing Seller (or any Permitted Transferee thereof that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer), any purported Transfer of Lock-Up Shares by such Non-Electing Seller (or such Permitted Transferee) other than in accordance with this Certificate of Incorporation shall be null and void, and the Corporation shall refuse to recognize any such Transfer for any purpose.

(b) No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with applicable federal and state securities laws.

(c) No Transfer of shares of Class C Common Stock or Class D Common Stock may be made, unless such Transferor also Transfers an equal number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units (as applicable) to the applicable Transferee in accordance with the terms and conditions of the Blue Owl Holdings A&R LPA and Blue Owl Carry A&R LPA, as applicable.

(d) The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 5.4 and remove such restrictive legends at the time the applicable restrictions under this Section 5.4 are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this Section 5.4 are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 5.4 in accordance with the DGCL.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, but without limiting the rights of any party to the Investor Rights Agreement, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Bylaws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of the DGCL, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1 Board of Directors.

(a) Board Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b) Number, Election and Term.

(i) Without limiting the rights of any party to the Investor Rights Agreement, or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(ii) Without limiting the rights of any party to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be, such directors (“Preferred Stock Directors”)) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Effective Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting following the Effective Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed (other than in respect of any Preferred Stock Directors), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Without limiting the rights of any party to the Investor Rights Agreement, the Board is authorized to assign members of the Board already in office at the Effective Date to their respective class.

(iii) Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

(iv) Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.

Section 7.2 Newly-Created Directorships and Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director (other than a Preferred Stock Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 7.3 Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Without limiting the rights of any party to the Investor Rights Agreement, any or all of the directors (other than any Preferred Stock Director) may be removed only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Without limiting the rights of any party to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected in accordance with Section 7.2.

Section 7.4 Preferred Stock Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Preferred Stock Directors, then the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 7.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed in accordance with Section 7.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 7.5 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL

MEETINGS OF STOCKHOLDERS

Section 8.1 Consent of Stockholders in Lieu of Meeting. At any time any shares of Class B Common Stock or shares of Class D Common Stock are outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the Bylaws and applicable law. At any time when there are not any shares of Class B Common Stock or Class D Common Stock outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock or any class of Common Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock or in this Certificate of Incorporation with respect to such class of Common Stock.

Section 8.2 Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise expressly provided in the Bylaws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1 Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 9.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Section 9.2, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, member, manager, officer, employee or agent, or in any other capacity while serving as a director, member, manager, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition. Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 9.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees.

(e) The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the Indemnitees and such other Persons as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.

ARTICLE X

DGCL SECTION 203

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI

CORPORATE OPPORTUNITIES

Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the

Corporation and its Subsidiaries (an “Excluded Opportunity”), to the fullest extent permitted by applicable law, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Corporation or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Corporation or any of its Subsidiaries, with no obligation to offer the Corporation or any of its Subsidiaries the right to participate therein. Nothing in this Certificate of Incorporation, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Indemnitee that are not Excluded Opportunities, and the Corporation hereby waives and renounces any interest or expectancy therein.

To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, and except with respect to any Excluded Opportunities, (i) the engagement in competitive activities by any Indemnitee in accordance with the provisions of this Article XI is hereby deemed approved by the Corporation, all stockholders and all Persons acquiring an interest in the stock of the Corporation, (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its Subsidiaries, and (iii) no Indemnitee shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

In addition to and without limiting the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Subsidiaries if it is a business opportunity that (i) the Corporation and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its Subsidiaries or is of no practical advantage to the Corporation and its Subsidiaries, (iii) is one in which the Corporation and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Corporation or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, no Indemnitee shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Corporation or any of its Subsidiaries or (y) be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

For avoidance of doubt, the foregoing paragraphs of this Article XI are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article XI shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.

Any Indemnitee may, directly or indirectly, (i) acquire stock of the Corporation, and options, rights, warrants and appreciation rights relating to stock of the Corporation and (ii) except as otherwise expressly provided in this Certificate of Incorporation, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

SEVERABILITY

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE XIII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery. Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

AMENDMENTS

Except as otherwise expressly provided in this Certificate of Incorporation and without limiting the rights of any party to the Investor Rights Agreement, in addition to any separate vote of any class or series of capital stock of the Corporation required under the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XV

DEFINITIONS

Section 15.1 Definitions. As used in this Certificate of Incorporation, the following terms have the following meanings, unless clearly indicated to the contrary:

(a) “501(c) Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the Internal Revenue Code (or any successor provision thereto).

(b) “Affiliate” has the meaning given to such term in the Investor Rights Agreement.

(c) “B/D Voting Power” means, at the time of determination (but in any event, prior to the Sunset Time), (i) solely with respect to any matter on which holders of Class B Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, (ii) solely with respect to each matter on which holders of Class D Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, and (iii) with respect to each matter on which stockholders of the Corporation are voting generally or any matter in which the Class B Common Stock and Class D Common Stock are voting together as a single class, a number of votes per share equal to the Total B/D Voting Number divided by the total number of shares of Class B Common Stock and Class D Common Stock issued and outstanding. For purposes hereof, the “Total B/D Voting Number” shall mean a number equal to (A) the quotient determined by dividing (1) the sum of (x) the total number of shares of Class A Common Stock and Class C Common Stock issued and outstanding and (y) the total voting power of all shares of Preferred Stock issued and outstanding by (2) 10%; multiplied by (B) 90%.

(d) “BCA” means that certain Business Combination Agreement, dated as of December 23, 2020, by and among the Corporation, Blue Owl Holdings, Blue Owl Carry and other Persons party thereto, as the same may be amended, restated, supplemented or waived from time to time.

(e) “BCA Transaction” means the business combination transactions contemplated by the BCA.

(f) “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. When used in the context of Economic Shares, Beneficially Owns assumes the Exchange of all Blue Owl Carry Common Units and Blue Owl Holdings Common Units.

(g) “Blue Owl A&R LPAs” means the Blue Owl Carry A&R LPA and the Blue Owl Holdings A&R LPA, collectively.

(h) “Blue Owl Carry” means Blue Owl Capital Carry LP, a Delaware limited partnership.

(i) “Blue Owl Carry A&R LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Carry, dated on or about the Effective Date (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(j) “Blue Owl Carry Common Unit” means one Common Unit as defined in the Blue Owl Carry A&R LPA.

(k) “Blue Owl Carry Seller Earnout Unit” means a Seller Earnout Unit as defined in the Blue Owl Carry A&R LPA.

(l) “Blue Owl Holdings” means Blue Owl Capital Holdings LP, a Delaware limited partnership.

(m) “Blue Owl Holdings A&R LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated on or about the Effective Date (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(n) “Blue Owl Holdings Common Unit” means one Common Unit as defined in the Blue Owl Holdings A&R LPA.

(o) “Blue Owl Holdings Seller Earnout Unit” means a Seller Earnout Unit as defined in the Blue Owl Carry A&R LPA.

(p) “Blue Owl Seller Earnout Unit” means one Blue Owl Carry Seller Earnout Unit and one Blue Owl Holdings Seller Earnout Units, collectively.

(q) “Blue Owl Unit” has the meaning given to such term in the BCA.

(r) “Business Combination” means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Corporation, with one or more businesses or entities (the “target business”), which Business Combination: (A) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into such Business Combination; and (B) must not be effectuated with another blank check company or a similar company with nominal operations. For the avoidance of doubt, the BCA Transaction constitutes a Business Combination as such term is used in this Certificate of Incorporation.

(s) “Charitable Trust” means a trust that is a 501(c) Organization (whether a determination letter with respect to such exemption is issued before, at or after the Effective Date), and further includes any successor entity that is a 501(c) Organization upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).

(t) “Class E Conversion Date” means, with respect to (i) any share of Class E-1 Common Stock, the date upon which a Triggering Event with respect to such share of Class E-1 Common Stock shall have occurred (as determined pursuant to the definition of “Triggering Event”) and (ii) any share of Class E-2 Common Stock, the date upon which a Triggering Event with respect to such share of Class E-2 Common Stock shall have occurred (as determined pursuant to the definition of “Triggering Event”).

(u) “Determination Time” means 5:00 p.m. New York City time on such date as the disinterested members of the Executive Committee (or, if no Executive Committee is then constituted, the disinterested members of the Board) determine that any shares of Class B Common Stock or Class D Common Stock are shares of Disqualified Stock.

(v) “Disqualified Individual” means a Qualified Individual that (1) has been removed from the Executive Committee for Cause (as defined in the Investor Rights Agreement, and as applicable), (2) is found by either the Board or a final non-appealable judgement of a court of competent jurisdiction to have breached (and not cured, if curable) a non-competition covenant agreement with the Corporation or any of its Subsidiaries or (3) is deceased.

(w) “Disqualified Stock” means shares of Class B Common Stock or Class D Common Stock (i) of the Qualified Individual as to which such shares were initially issued (beneficially or of record) who has become a Disqualified Individual or (ii) which have been Transferred to a Person other than a Qualified Transferee; provided, that no shares of Class B Common Stock or Class D Common Stock Beneficially Owned by Owl Rock Capital Feeder, LLC (“ORC Feeder”), Owl Rock Capital Partners, LP (“ORC Partners”), Dyal Capital SLP LP or any other Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement) or any Person that is a Qualified Stockholder (whether or not a Disqualified Individual or its Qualified Transferees are direct or indirect equityholders thereof, as long as Voting Control of such Person is held, directly or indirectly, by Qualified Individuals other than such Disqualified Individuals and its Qualified Transferees) (each person referenced in this provision an “Included Person” and collectively the “Included Persons”) shall be considered Disqualified Stock, unless unanimously determined by the Executive Committee (other than a Disqualified Individual) (or, if no Executive Committee is then constituted, unanimously determined by the Board).

(x) “Earnout Termination Date” means the date that is the fifth anniversary of the Effective Date.

(y) “Economic Shares” has the meaning given to such term in the Investor Rights Agreement.

(z) “Effective Date” means the date of the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

(aa) “Exchange” has the meaning given to such term in the Exchange Agreement.

(bb) “Exchange Agreement” means the Exchange Agreement, dated on or about the Effective Date, by and among the Corporation, Blue Owl Holdings, Blue Owl Carry and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(cc) “Executive Committee” means the Executive Committee of the Corporation or other management committee exercising day-to-day management of the Corporation in accordance with the Bylaws and the Investor Rights Agreement.

(dd) “Family Member” has the meaning given to such term in the Investor Rights Agreement.

(ee) “Forfeiture Agreement” means that certain Forfeiture Agreement referred to in the BCA pursuant to which, among other things, Altimar Sponsor LLC acknowledged and agreed (1) effective upon the closing of the transactions contemplated by the BCA, (x) as holder of a majority of the Class B Cayman Shares prior to the Domestication and a majority of the shares of Class F Common Stock at the Effective Date to waive certain anti-dilution adjustments set forth in Section 17.3 of Altimar Cayman’s Memorandum and Articles of Association and Section 4.3(j) of this Certificate of Incorporation in connection with the transactions contemplated by the BCA and (y) to forfeit 2,289,375 of the shares of Class A Common Stock received upon the automatic conversion of its shares of Class F Common Stock upon the closing of the transactions contemplated by the BCA for no consideration; and (2) to the conversion of Class F Common Stock into Class A Common Stock automatically upon consummation the BCA Transaction.

(ff) “Initial Qualified Stockholder” means (1) ORC Feeder, and (2) Dyal Capital SLP LP, in each case with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.

(gg) “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

(hh) “Investor Rights Agreements” means the Investor Rights Agreement, dated on or about the Effective Date, by and among the Corporation and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(ii) “IPO” means the initial public offering of Altimar Cayman.

(jj) “Lock-Up Period” means:

(A) with respect to any shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock held by a Non-Electing Seller or a Permitted Transferee thereof, the period commencing on the Effective Date and continuing until the date that is six months following the Effective Date; and

(B) with respect to any Class E Common Stock held by a Non-Electing Seller or a Permitted Transferee thereof, the period commencing upon the Effective Date and continuing until the later of (1) the occurrence of a Triggering Event for such Class E Common Stock (as determined pursuant to the definition of “Triggering Event”), at which time, such Class E Common Stock shall be converted to Class A Common Stock on the applicable Class E Conversion Date as provided in this Certificate of Incorporation, and (2) the date that is six months following the Effective Date.

(kk) “Lock-Up Shares” means shares of Class A Common Stock, shares of Class B Common Stock, shares of Class C Common Stock, shares of Class D Common Stock and shares of Class E Common Stock held by a Non-Electing Seller or Permitted Transferee thereof. For the avoidance of doubt, shares of Class A Common Stock, which prior to the Domestication were Class A ordinary shares, as well as any and all other shares of Common Stock held by any Person other than a Non-Electing Seller or a Permitted Transferee thereof, are not Lock-Up Shares and such shares are not subject to any Lock-Up Period under this Certificate of Incorporation.

(ll) “Non-Electing Seller” means any Person that, in accordance with Article II of the BCA, (i) received Lock-Up Shares (as opposed to Blue Owl Holdings Common Units and Blue Owl Carry Common Units) as consideration thereunder and (ii) did not execute a counterpart to the Investor Rights Agreement agreeing to be party thereto.

(mm) “Participating Shares” means (i) shares of Class A Common Stock, Class B Common Stock, and, solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction, Class F Common Stock and (ii) shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with Class A Common Stock in, as applicable, (x) dividends or distributions paid by the Corporation, or (y) any liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, shares of Class C Common Stock and shares of Class D Common Stock, and shares of Class E Common Stock shall not be considered Participating Shares except, solely in the case of a liquidation, dissolution or winding up of the corporation, to the extent provided in Section 4.3(c)(ii) or (iii) as applicable.

(nn) “Permitted Transfer” means any Transfer that is (i) made to a Permitted Transferee of the transferor upon prior written notice to the Corporation and any other Person to whom notice is required to be given under the Investor Rights Agreement, (ii) a transfer of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock to the Corporation in accordance with Section 5.1(b), (iii) a transfer of shares of Class E Common Stock to the Corporation in accordance with Section 4.3(i), (iv) made in accordance with the Forfeiture Agreement, (v) made in accordance with Article III of the Investor Rights Agreement (but without limiting the Lock-Up Period), (vi) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the BCA Transaction which results in all of the Corporation’s stockholders exchanging or having the right to exchange their shares of Common Stock for cash, securities or other property or (vii) a Transfer that otherwise constitutes a Permitted Transfer under the Investor Rights Agreement.

(oo) “Permitted Transferee” means: (A) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (a) by virtue of laws of descent and distribution upon death of such individual or (b) in accordance with a qualified domestic relations order; and (B) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (A) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder.

(pp) “Person” has the meaning given to such term in the Investor Rights Agreement.

(qq) “Qualified Entity” means, with respect to a Qualified Stockholder: (a) a Qualified Trust solely for the benefit of (i) such Qualified Stockholder, or (ii) one or more Family Members of such Qualified Stockholder; provided, that with respect to the shares held by such Qualified Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (b) any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity with respect to which Voting Control is held by or which is wholly owned, individually or collectively, by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder; provided, that with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity; (c) any Charitable Trust validly created by a Qualified Stockholder; provided, that with respect to the shares held by such Charitable Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Charitable Trust; (d) a revocable living trust, which revocable living trust is itself both a Qualified Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; provided, that with respect to the shares held by revocable living trust which trust is itself both a Qualified Trust and a Qualified

Stockholder, only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (e) any 501(c) Organization or Supporting Organization over which (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder, individually or collectively, control the appointment of a majority of all trustees, board members, or members of a similar governing body, as applicable, (f) in the case of ORC Feeder, ORC Partners, in each case, with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity, and (g) in the case of Dyal Capital SLP LP, any Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement), in each case, with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.

(rr) “Qualified Individual” means any of Doug Ostrover, Marc Lipschultz, Craig Packer, Alan Kirshenbaum, Michael Rees, Sean Ward or Andrew Laurino.

(ss) “Qualified Stockholder” means (i) any Initial Qualified Stockholder, (ii) any Qualified Individual, or (iii) a Qualified Transferee of the foregoing.

(tt) “Qualified Transfer” means any Transfer of a share of Common Stock:

(i) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (A) one or more Family Members of such Qualified Stockholder or (B) any Qualified Entity of such Qualified Stockholder;

(ii) by a Qualified Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder or (B) any other Qualified Entity of such Qualified Stockholder; or

(iii) by a Qualified Stockholder that is a natural person or revocable living trust to a 501(c) Organization or a Supporting Organization, as well as any Transfer by a 501(c) Organization to a Supporting Organization of which such 501(c) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the Internal Revenue Code (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, in each case solely so long as such 501(c) Organization or such Supporting Organization, as applicable, irrevocably elects, no later than the time such share of Class B Common Stock or Class D Common Stock is Transferred to it, that such share of Class B Common Stock or Class D Common Stock shall automatically be converted into Class A Common Stock or Class C Common Stock, respectively, upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder.

(uu) “Qualified Transferee” means a transferee of shares of Common Stock received in a Transfer that constitutes a Qualified Transfer.

(vv) “Qualified Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) a Family Member of a Qualified Stockholder or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.

(ww) “Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares”, as of the applicable time), on a per share basis. If, after the Effective Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Certificate of Incorporation or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.

(xx) “Restricted Transfer” means any Transfer other than a Permitted Transfer.

(yy) “Subsidiary” has the meaning given to such term in the Investor Rights Agreement.

(zz) “Sunset Time” means 5:00 p.m. New York City time on the first date on which (x) the number of Economic Shares directly or indirectly Beneficially Owned by Qualified Individuals (including through one or more Qualified Transferees or Included Persons) who are none of a Disqualified Individual, a Transferee of a Disqualified Individual nor an Included Person is less than (y) 25% of the Economic Shares directly or indirectly Beneficially Owned by Initial Qualified Stockholders as of the Effective Date (assuming, in each case, (i) that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Common Units and Blue Owl Carry Common Units by Qualified Stockholders was consummated and (ii) the share counts referenced in the immediately preceding clauses (x) and (y) are equitably adjusted for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise affecting the Economic Shares occurring after the Effective Date; provided, that, for the avoidance of doubt, the foregoing shall be calculated without regard to any outstanding Blue Owl Carry Seller Earnout Units or Blue Owl Holdings Seller Earnout Units, unless and until such units are earned in accordance with the terms of the BCA, the Blue Owl Holdings A&R LPA and the Blue Owl Carry A&R LPA). Notwithstanding the foregoing, any determination made pursuant to the preceding sentence shall not take into account, and shall exclude from consideration, 40% of the Economic Shares issued to ORC Feeder upon closing of the BCA Transaction (such shares being attributable to a party other than a Qualified Individual).

(aaa) “Supporting Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) and described in Section 509(a)(3) of the Internal Revenue Code (or any successor provision thereto).

(bbb) “Transfer” has the meaning given to such term in the Investor Rights Agreement. Notwithstanding the preceding sentence, for purposes of this Certification of Incorporation, no Exchange of Blue Owl Holdings Common Units or Blue Owl Carry Common Units for any shares of Common Stock of the Corporation not prohibited by the Blue Owl Holdings A&R LPA, the Blue Owl Carry A&R LPA, the Exchange Agreement or the Investor Rights Agreement or the conversion of any shares of any class or series of capital stock of the Corporation into another class or series of capital stock of the Corporation shall constitute a “Transfer” hereunder.

(ccc) “Triggering Event” means:

(A) with respect to any share of Series E-1 Common Stock, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Volume Weighted Average Share Price of a share of Class A Common Stock equals or exceeds $12.50 per share for any 20 consecutive trading days following the Effective Date; and

(2) if the Corporation is consummating a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially of its assets and the consideration payable per share of Class A Common Stock or per Blue Owl Unit (as applicable) in connection therewith equals or exceeds $12.50 per share of Class A Common Stock or per Blue Owl Unit (as applicable);

(B) with respect to any share of Series E-2 Common Stock, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Volume Weighted Average Share Price of a share of Class A Common Stock equals or exceeds $15.00 per share for any 20 consecutive trading days following the Effective Date; and

(2) if the Corporation is consummating a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially of its assets and the consideration payable per share of Class A Common Stock or per Blue Owl Unit (as applicable) in connection therewith equals or exceeds $15.00 per share of Class A Common Stock or per Blue Owl Unit (as applicable); and

(C) with respect to the foregoing clause (A) and (B), if the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, amendment to the Blue Owl A&R LPAs, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leverage recapitalization), each of the applicable per share prices in this definition of “Triggering Event” shall be equitably adjusted by the Corporation in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment to this Certificate of Incorporation, amendment to the Blue Owl A&R LPAs, scheme, arrangement or extraordinary dividend or other applicable transaction.

(ddd) “Unit Triggering Event” means a “Triggering Event,” as defined in the Blue Owl A&R LPAs (or if any difference between them, the Blue Owl Holdings A&R LPA).

(eee) “Volume Weighted Average Share Price” has the meaning given to such term in the BCA.

(fff) “Voting Control” (x) with respect to a share of Common Stock means the power, directly or indirectly (whether exclusive or, solely among Qualified Individuals, shared), to vote or direct the voting of such share by proxy, voting agreement or otherwise and (y) with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning a majority of the voting power of the voting securities of another Person shall be deemed to have voting control of that Person.

ARTICLE XVI

INCORPORATOR

The incorporator of the Corporation is [NAME], whose mailing address is [ADDRESS].

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this [●] day of [●], 2021.

/s/ [●]
[●]
Sole Incorporator

Exhibit B

[See attached]

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as Amended, this “Agreement”), dated as of [●], 2021 (the “Effective Date”), is made by and among (a) Blue Owl Capital Inc., a Delaware corporation, formerly Altimar Acquisition Corporation, a Cayman Island exempted company (“PubCo”); (b) each of the Persons listed on the signature pages attached to this Agreement under the heading “ORC Sellers” (each, an “ORC Seller,” and collectively, the “ORC Sellers”), including (i) Owl Rock Capital Feeder, LLC, a Delaware limited liability company (“ORC Feeder”), (ii) Owl Rock Capital Partners LP, a Delaware limited partnership (“ORCP”), in its capacity as the ORC Principal Representative under this Agreement, and (iii) each of Doug Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum (each, an “ORC Principal,” and collectively the “ORC Principals”); (c) each of the Persons listed on the signature pages attached to this Agreement under the heading “Dyal Sellers” (each, a “Dyal Seller,” and collectively, the “Dyal Sellers”), including (i) Neuberger Berman Group LLC, a Delaware limited liability company (“NB”), (ii) Dyal Capital SLP LP, a Delaware limited partnership (“Dyal SLP”), in its capacity as a Dyal Seller and in its capacity as the initial Dyal Principal Representative (as further defined below) under this Agreement, and (iii) each of Michael Rees, Sean Ward and Andrew Laurino (each, a “Dyal Principal,” and collectively the “Dyal Principals”); (d) Altimar Sponsor LLC, a Delaware limited liability company (the “Sponsor”); and (e) each of Tom Wasserman, Vijay Sondhi, Roma Khanna, Rick Jelinek, Michael Vorhaus, Michael Rubenstein, Kevin Beebe, John Kim and Payne Brown (each, a “Sponsor Individual,” and collectively the “Sponsor Individuals,” and collectively with the Sponsor, each, a “Founder Holder,” and collectively, the “Founder Holders”). Each ORC Seller and each Dyal Seller may be referred to in this Agreement as a “Seller” and collectively as the “Sellers.” Each ORC Principal and each Dyal Principal may be referred to in this Agreement as a “Principal” and collectively as the “Principals.” Each of PubCo, the Sellers and the Founder Holders may be referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the BCA (as defined below).

RECITALS

WHEREAS, reference is made to the Business Combination Agreement, dated as of December 23, 2020, by and among PubCo, Owl Rock Capital Group LLC, a Delaware limited liability company (“ORC Group”), ORC Feeder, ORCP, and NB (as Amended, the “BCA”), in connection with the business combination (the “Business Combination”) set forth in the BCA;

WHEREAS, in accordance with the BCA, at the Closing, (a) the ORC Sellers collectively directly or indirectly (including by way of merger) contributed (i) the Opal Business to Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”) and to Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue Owl Carry Common Units and/or certain Common Shares, as applicable, and (b) the Dyal Sellers collectively directly or indirectly (including by way of merger) contributed the Diamond Business to Blue Owl Holdings and Blue Owl Carry and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue Owl Carry Common Units and/or certain Common Shares, as applicable;

WHEREAS, the Seller Earnout Shares and Seller Earnout Units will be earned by Sellers upon the satisfaction of the conditions set forth in the BCA;

WHEREAS, upon the consummation of the Business Combination, PubCo, Blue Owl Capital GP LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Blue Owl GP”), the Sellers party thereto, and certain other parties thereto entered into, in each case dated as of the Effective Date, (x) the amended and restated limited partnership agreement of Blue Owl Holdings (as Amended, the “A&R Blue Owl Holdings LP Agreement”) and (y) the amended and restated limited partnership agreement of Blue Owl Carry (as Amended, the “A&R Blue Owl Carry LP Agreement”);

WHEREAS, holders of Blue Owl Holdings Common Units and Blue Owl Carry Common Units have the right to exchange a number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units and cancel an equal number of Class C Shares or Class D Shares, as applicable, for Class A Shares or Class B Shares, as applicable, in the manner set forth in, and pursuant to the terms and conditions of, the Exchange Agreement, by and among PubCo, the Sellers party thereto, Blue Owl Holdings and Blue Owl Carry, dated as of the Effective Date (as Amended, the “Exchange Agreement”);

WHEREAS, in accordance with the Certificate of Incorporation, each outstanding share of Class F Common Stock, par value of $0.0001 per share, automatically converted into Class A Common Stock upon consummation of the Business Combination.

WHEREAS, PubCo, the Sponsor and the Sponsor Individuals entered into that certain Registration Rights Agreement, dated as of October 22, 2020 (the “Original RRA”);

WHEREAS, in connection with the execution of this Agreement, PubCo, the Sponsor and the Sponsor Individuals desire to terminate the Original RRA and replace it with this Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“A&R Blue Owl Carry LP Agreement” has the meaning set forth in the Recitals.

“A&R Blue Owl Holdings LP Agreement” has the meaning set forth in the Recitals.

“Acceptance Notice” has the meaning given to such term in Section 2.3(f)(iii).

“Action” has the meaning given to such term in Section 5.12(a).

“Adverse Disclosure” means any public disclosure of material non-public information, which information PubCo has a bona fide business purpose (including confidentiality obligations) for not making such information public, and which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, and (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. Notwithstanding the foregoing, (i) no Party shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Agreement, and (ii) no private fund (or similar vehicle) or business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by any Party or any such Party’s Affiliates or any portfolio companies thereof shall be deemed to be an Affiliate of such Party (it being agreed that this Agreement shall not apply to, or be binding on, any Persons described in this clause (ii)).

“Agreement” has the meaning set forth in the Preamble.

“Allotment” means, as of any time of determination, the aggregate Economic Ownership Percentage of NB and its Permitted Transferees.

“Amended” with respect to any agreement, certificate or other instrument means amended, restated, supplemented, amended and restated, waived or otherwise modified from time to time, directly or indirectly (including, in the case of a certificate of incorporation, bylaws, limited liability company agreement or limited partnership agreement, by way of merger), in accordance with the terms of such agreement, certificate or other instrument. “Amend,” “Amending” and “Amendment” shall have correlative meanings.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Blue Owl Carry” has the meaning set forth in the Recitals.

“Blue Owl Carry Common Units” means Common Units (as defined in the A&R Blue Owl Carry LP Agreement) owned by one or more of the Sellers or any of their Permitted Transferees.

“Blue Owl Holdings” has the meaning set forth in the Recitals.

“Blue Owl Holdings Common Units” means Common Units (as defined in the A&R Blue Owl Holdings LP Agreement) owned by one or more of the Sellers or any of their Permitted Transferees.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Bylaws” means the Buyer Bylaws, as Amended.

“Cause” has the meaning given to such term in Section 2.1(f)(ii) and Section 2.1(f)(iii), as applicable.

“Certificate of Incorporation” means the Buyer Certificate of Incorporation, as Amended.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class A Shares” means shares of the Class A Common Stock.

“Class B Common Stock” means, the Class B common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class B common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class B common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class B common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class B Shares” means shares of the Class B Common Stock.

“Class C Common Stock” means, the Class C common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class C common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class C common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class C common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class C Shares” means shares of the Class C Common Stock.

“Class D Common Stock” means, the Class D common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class D common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class D common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class D common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class D Shares” means shares of the Class D Common Stock.

“Class E Common Stock” means, the Class E common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class E common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class E common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class E common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction. When used herein, Class E Common Stock consists of Series E-1 Common Stock and Series E-2 Common Stock.

“Class E Shares” means shares of the Class E Common Stock.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock.

“Confidential Information” has the meaning set forth in Section 2.5(d).

“Controlled Company Eligible” has the meaning set forth in Section 2.1(b).

“Demanding Holders” has the meaning set forth in Section 3.1(d)(i).

“Director” has the meaning set forth in Section 2.1(a).

“Dyal Director” has the meaning set forth in Section 2.1(a).

“Dyal Principal Representative” means Dyal SLP, or such other Person who is identified as the replacement Dyal Principal Representative by the Dyal Principals giving prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the Dyal Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the Dyal Principal Representative commits Cause, such Person shall be automatically removed as the Dyal Principal Representative subject to replacement by the Dyal Principals by written notice to PubCo.

“Dyal Principals” has the meaning set forth in the Preamble.

“Dyal Sellers” has the meaning set forth in the Preamble.

“Dyal SLP” has the meaning set forth in the Preamble.

“Dyal SLP Aggregator” means one or more of the entities by which Registrable Securities (as defined below) are held on behalf of the limited partners of Dyal SLP, including Dyal SLP.

“Dyal SLP Aggregator Subject Members” means the holders of equity interests of any Dyal SLP Aggregator to whom such Dyal SLP Aggregator distributes any Equity Securities of PubCo, and their Permitted Transferees.

“EBITDA” means with respect to any Person, net income of such Person plus to the extent reducing such net income, interest expense, income taxes, depreciation expense and amortization expense, as adjusted for extraordinary or non-recurring items, in each case determined on a consolidated basis. The relevant component parts of EBITDA of PubCo shall be determined from PubCo’s financial statement.

“Economic Ownership Percentage” means, as of any time of determination with respect to any Person, the percentage that the aggregate number of Economic Shares Beneficially Owned by such Person as of such time bears to the fully-diluted aggregate number of Economic Shares then issued and outstanding (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated). For the avoidance of doubt, the Economic Ownership Percentage shall be calculated without regard to any outstanding Seller Earnout Units unless and until such units are earned in accordance with the terms of the BCA, the A&R Blue Owl Holdings LP Agreement and the A&R Blue Owl Carry LP Agreement.

“Economic Shares” means the Class A Shares and the Class B Shares.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to PubCo, “Equity Securities” shall include the Common Stock, any Preferred Stock, Blue Owl Holdings Common Units and Blue Owl Carry Common Units.

“Exchange” has the meaning given to such term in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Excluded Matters” has the meaning set forth in Section 2.4(a).

“Excluded Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries: (a) as a result of any stock split or stock dividend of such Equity Securities; (b) by reason of a dividend or distribution on any Equity Securities; (c) upon the exercise, exchange or conversion of any securities (including options and warrants) exchangeable for (including pursuant to an Exchange) or convertible into any Equity Securities; (d) pursuant to a bona fide underwritten public offering for cash; (e) without limiting Section 2.3(a)(ii), in accordance with any employee equity incentive plan or, without limiting Section 2.3(b), constituting carried interest in or capital commitments to any private fund (or similar vehicle) sponsored by PubCo or any of its Subsidiaries; (f) to a third party that is not a Related Party (or, to the extent the portion issuable to Related Parties in connection with any such issuance because of a bona fide economic participation by such Related Party prior to such acquisition does not exceed 10%, to Related Parties and such Related Parties do not control such third party) as consideration in connection with an arm’s length acquisition of assets or Equity Securities; (g) to banks or other financial institutions that are not Related Parties in connection with any arm’s length debt financing transaction; (h) that are Specified Equity; (i) in the case of Equity Securities of a wholly owned Subsidiary of PubCo, to PubCo or another wholly owned Subsidiary of PubCo; (j) Class C Common Stock or Class D Common Stock issued to a holder of Seller Earnout Units upon the occurrence of a Triggering Event with respect thereto; or (k) restricted units for Class A Shares, and Class A Shares issued in respect thereof, issued in settlement of Opal Special Liabilities.

“Executive Committee” has the meaning set forth in Section 2.4(a).

“Exercise Period” has the meaning set forth in Section 2.3(f)(iii).

“Family Member,” with respect to any Person who is an individual, means;

(a) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”);

(b) any trust, family partnership or estate- or tax-planning vehicle the sole economic beneficiaries of which are such Person or such Person’s relatives;

(c) the trustee, fiduciary, executor or personal representative of such Person with respect to any entity described in the immediately preceding clause (b); or

(d) any limited partnership, limited liability company, corporation or other entity the governing instruments of which provide that such Person (or such Person’s relatives or executor) shall have the power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Founder Holder” has the meaning set forth in the Preamble.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 5.1.

“Holder Indemnitees” has the meaning set forth in Section 5.12(a).

“Holder Information” has the meaning set forth in Section 3.10(b).

“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).

“Independent Director” has the meaning set forth in Section 2.1(a).

“Issuance Notice” has the meaning set forth in Section 2.3(f)(ii).

“Key Individuals” means Doug Ostrover, Marc Lipschultz and Michael Rees.

“Lock-Up Period” means:

(a) with respect to any Lock-Up Shares held by any Qualified Stockholder:

(i) with respect to any Lock-Up Shares of such Qualified Stockholder that are not Class E Shares, the period commencing on the Effective Date and continuing until the date that is 24 months following the Effective Date; and

(ii) with respect to any Class E Shares of such Qualified Stockholder, the period commencing on the Effective Date and continuing until the later of (A) the occurrence of a Triggering Event for such Class E Shares (at which time such Class E Shares shall automatically be converted into Class A Shares in accordance with the Certificate of Incorporation) and (B) the date that is 24 months following the Effective Date;

(b) with respect to any Lock-Up Shares held by the Founder Holders and any of their respective Permitted Transferees, the period commencing on the Effective Date and continuing until the date that is 12 months following the Effective Date; and

(c) with respect to any Lock-Up Shares held by any Party other than those described in clause (a) or clause (b) above (including, for the avoidance of doubt, NB and its Permitted Transferees):

(i) with respect to any Lock-Up Shares that are not Class E Shares, the period commencing on the Effective Date and continuing until the date that is 6 months following the Effective Date; and

(ii) with respect to any Class E Shares, the period commencing on the Effective Date and continuing until the later of (A) the occurrence of a Triggering Event for such Class E Shares (at which time such Class E Shares shall automatically be converted into Class A Shares in accordance with the Certificate of Incorporation) and (B) the date that is 6 months following the Effective Date.

Notwithstanding the foregoing, it is acknowledged and agreed that 40% of ORC Feeder is owned by fund entities of the Dyal Capital Partners IV vintage (“Dyal IV”) and it is intended that its indirect ownership interest in the Equity Securities of PubCo is, relative to the restrictions on Transfer hereunder, to be treated in the same manner as the other Lock-Up Shares referenced in this clause (c) and the Lock-Up Period applicable to 40% of the Lock-Up Shares held by ORC Feeder that are attributable to Dyal IV shall be the period described in this clause (c) and no transfer of such Lock-Up Shares in compliance with this clause (c) shall be deemed a violation hereof.

“Lock-Up Shares” means (a) any Common Shares and (b) any other Equity Securities in PubCo held by the Holders, directly or indirectly, as of the Effective Date (or, for the avoidance of doubt, upon the Exchange).

“Major Holder” means, as of any time of determination, any Holder that either (a) has an Economic Ownership Percentage of five percent or more or (b) has a Voting Power Percentage of five percent or more.

“Maximum Number of Securities” has the meaning set forth in Section 3.1(e)(i).

“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(d)(iv).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NB” has the meaning set forth in the recitals.

“NB Aggregator” means one or more entities by which NB holds Registrable Securities on behalf of its partners.

“NB Aggregator Subject Members” means the holders of equity interests of any NB Aggregator to whom such NB Aggregator distributes any Equity Securities of PubCo and their Permitted Transferees.

“NB Director” has the meaning set forth in Section 2.1(a).

“NB First Ownership Threshold” has the meaning set forth in Section 2.1(c).

“NB Retained Percentage” means, as of any time of determination, the percentage that (a) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of such time (assuming for this purpose that, immediately prior to such determination, an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) bears to (b) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of immediately following the Closing (assuming for this purpose that, prior to the determination under this clause (b), in connection with the Closing an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated). For the avoidance of doubt, the NB Retained Percentage shall be calculated without regard to any outstanding Seller Earnout Units unless and until such units are earned in accordance with the terms of the BCA, the A&R Blue Owl Holdings LP Agreement and the A&R Blue Owl Carry LP Agreement, upon which time such units shall be deemed to have been outstanding as of immediately following the Closing.

“NB Second Ownership Threshold” has the meaning set forth in Section 2.3(b).

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Shares, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Non-Reserved Carry” means up to 85% of the carried interest or fees in lieu thereof of any fund established or advised by Blue Owl Holdings or Blue Owl Carry.

“Operating Budget” has the meaning set forth in Section 2.4(c)(iv).

“ORC Director” has the meaning set forth in Section 2.1(a).

“ORC Feeder” has the meaning set forth in the Preamble.

“ORC Group” has the meaning set forth in the Recitals.

“ORC Principal Representative” means ORCP, or such other Person who is identified as the replacement ORC Principal Representative by the ORC Principals by prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the ORC Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the ORC Principal Representative commits Cause, such Person shall be automatically removed as the ORC Principal Representative subject to replacement by the ORC Principals by written notice to PubCo.

“ORC Principals” has the meaning set forth in the Preamble.

“ORC Sellers” has the meaning set forth in the Preamble.

“ORCP” has the meaning set forth in the Preamble.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RRA” has the meaning set forth in the Recitals.

“Owl Rock Carry Aggregator” means any “Opal Carry Aggregator” as defined in the BCA.

“Party” has the meaning set forth in the Preamble.

“Permitted Transfer” means any Transfer that is (a) a transfer of any Common Shares made to a Permitted Transferee of the transferor upon prior written notice to (1) PubCo and (2) (x) if the transferor is an ORC Seller, the Dyal Principal Representative, NB and the Sponsor, (y) if the transferor is a Dyal Seller, the ORC Principal Representative, NB and the Sponsor, or (z) if the transferor is the Sponsor, the ORC Principal Representative, the Dyal Principal Representative and NB, (b) a transfer of shares of Common Shares to the Corporation in accordance with Section 5.1(b) of the Certificate of Incorporation, (c) a transfer of Class E Shares to the Corporation in accordance with Section 4.3(i) of the Certificate of Incorporation (d) pursuant to a Registration Statement in accordance with Article III hereof, but only after expiration of the applicable Lock-Up Period or (e) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the Business Combination which results in all of PubCo’s stockholders exchanging or having the right to exchange their Common Shares for cash, securities or other property.

“Permitted Transferee” means (a) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order, and (b) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (a) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder. Notwithstanding anything to the contrary herein, (x) Permitted Transferees of NB or any NB Aggregator shall be deemed to include NB Aggregator Subject Members and their Permitted Transferees, and (y) Permitted Transferees of Dyal SLP and Dyal SLP Aggregator shall be deemed to include Dyal SLP Aggregator Subject Members and their Permitted Transferees.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 3.2(a)(i).

“Preemptive Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries that are not Excluded Securities.

“Preferred Shares” means any shares of Preferred Stock.

“Preferred Stock” means any series of Preferred Stock of PubCo designated in accordance with Section 4.2(a) of the Certificate of Incorporation.

“Principals” has the meaning set forth in the Preamble.

“Promote Distributions” means any direct or indirect distributions, payments, allocations or accruals in respect of any carried interest, incentive fees, promoted interest, performance fee or similar rights of participation or profit-sharing (net of any applicable expenses, deductions or withholdings borne pro rata by all recipients of such Promote Distributions, as determined by PubCo and its applicable subsidiaries) with respect to the earnings, increases in net asset value, profits or gains generated in respect of (i) any PubCo Funds or their respective Subsidiaries or (ii) to the extent not constituting management, advisory, closing fees, investment banking fees, placement fees, commitment fees, breakup fees, litigation proceeds from transactions not consummated, monitoring fees, consulting fees, directors’ fees or similar fees to any of the foregoing or proceeds in respect of capital invested by and on behalf of Persons other than PubCo or its Subsidiaries, any other existing and future advisory clients of PubCo and its Subsidiaries, whether private credit strategies, technology strategy and business development companies and excluding, for these purposes, performance-based fees on business development companies (i.e., Part I/A).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all exhibits to and materials incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“PubCo Funds” means any investment fund, limited partnership, limited liability company, corporation or other similar collective vehicle, separately managed account, fund-of-one, co-investment vehicle, acquisition vehicle (including special purpose acquisition vehicles) or similar contractual arrangement, whether in existence as of the date hereof or hereafter, in each case for which PubCo or any of its Subsidiaries, acts, directly or indirectly, as general partner, manager, managing member, or in a similar capacity.

“Qualified Stockholder” has the meaning given to such term in the Certificate of Incorporation.

“Qualified Transferee” has the meaning given to such term in the Certificate of Incorporation.

“Registrable Securities” means at any time (a) any Economic Shares (including Economic Shares issuable upon an Exchange in accordance with the Exchange Agreement), (b) any Warrants or any Economic Shares issued or issuable upon the exercise thereof, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Effective Date. Notwithstanding the foregoing, any Equity Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of Article III of this Agreement, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent of the Economic Shares that are outstanding at such time and (ii) such Economic Shares are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to be provided by counsel to PubCo to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such

Economic Shares) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. For purposes hereof, other than with respect to options and other equity compensation awards, a Person shall be deemed a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exchange or otherwise), whether or not such acquisition has actually been effected and whether or not presently exercisable. For the avoidance of doubt, holders of Blue Owl Holdings Common Units and Blue Owl Carry Common Units shall be deemed holders of Registrable Securities.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement being declared effective by the SEC.

“Registration Expenses” means the following expenses of a Registration pursuant to the terms of this Agreement (without duplication): (a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA); (b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (c) all printing, messenger, telephone and delivery expenses; (d) all fees and disbursements of counsel for PubCo; (e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance; (f) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the majority of the Voting Power Percentages of the Holders participating in such Registration, and one (1) legal counsel selected by NB to the extent participating in such Registration; (g) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Special Holders); and (h) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Related Party” means PubCo or any of its Subsidiaries, any Principal, any Major Holder or any Affiliate or Permitted Transferee of the foregoing.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” means any Special Holder requesting piggyback rights pursuant to Section 3.2 with respect to an Underwritten Shelf Takedown.

“Restricted Transfer” means any Transfer other than a Permitted Transfer.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Sellers” has the meaning set forth in the Preamble.

“Shelf” has the meaning set forth in Section 3.1(a)(i).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Special Executive Committee Approval” has the meaning set forth in Section 2.4(c).

“Special Holder” means each of NB (acting on behalf of itself or on behalf of any NB Aggregator and any NB Aggregator Subject Members), the ORC Principals, the Dyal Principals, Dyal SLP and any other Dyal SLP Aggregator (acting on behalf of itself or on behalf of any Dyal Aggregator Subject Members).

“Special Majority Board Approval” has the meaning set forth in Section 2.2.

“Specified Equity” means any Equity Securities or contractual rights (including revenue and profit shares or participations) granted or issued by (i) any Subsidiary of PubCo, (ii) any PubCo Fund or (iii) any Subsidiary of any Owl Rock Carry Aggregator (or any successors thereto) to or for the benefit of any Person (other than, directly or indirectly, to a Key Individual or his Affiliates or (solely in the case of the immediately following clauses (a) and (c)) any employee, manager or officer of PubCo or any of its Subsidiaries or his or her Affiliates) (a) as a rebate or incentive to a third party investor that is not a Related Party making a capital commitment in any fund, business development company or account sponsored or managed by PubCo or any of its Subsidiaries, including a seed or foundation investor, (b) to new hires or reassigned employees who are primarily dedicated to a new business line not previously engaged in by PubCo or its Subsidiaries (and, with respect to any reassigned employees, for which a replacement hire is made for such Person’s former position within a reasonable period of time) (it being agreed that for the purposes of this clause (b), Specified Equity may not include Equity Securities or contractual rights issued or granted by Blue Owl Holdings or Blue Owl Carry, and shall be limited to Equity Securities or contractual rights issued or granted by the Subsidiary or Subsidiaries of Blue Owl Holdings or Blue Owl Carry engaging in the applicable new business line), or (c) to a third party that is not a Related Party in connection with a bona fide arm’s length joint venture or bona fide arm’s length arrangement with a third party service provider.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Individual” has the meaning set forth in the Preamble.

“Subject Investment” has the meaning set forth in Section 2.3(a)(v).

“Subject Issuance” has the meaning set forth in Section 2.3(f)(ii).

“Subject Target” has the meaning set forth in Section 2.3(e).

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 3.1(b)(i).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, at least 50% of (i) the total combined economic equity interests of such entity or (ii) the total combined voting power of all classes of voting securities of such entity (including by such Person’s direct or indirect control of the general partner, manager, managing member or similar governing body of such entity, as applicable); or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors, board of managers or similar governing body of such entity, or otherwise control such entity. Notwithstanding the foregoing, for purposes of this Agreement, “Subsidiary” shall not include any private fund (or similar vehicle) or a business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by such first Person or any portfolio companies thereof. The Parties acknowledge and agree that, as of the Closing, Blue Owl Holdings, Blue Owl Carry and their respective Subsidiaries are Subsidiaries of PubCo.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. A Transfer shall be deemed to include any indirect voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition that is effectuated for the purpose of circumventing the restrictions on Transfer set forth in Article IV. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Triggering Event” has the meaning given to such term in the Certificate of Incorporation.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(d)(i).

“Vote Required Securities” means any Preemptive Securities that would require a vote of all or any of the holders of Common Shares or Preferred Shares in order to be issued by PubCo or any Subsidiary.

“Voting Power Percentage” means, as of any time of determination with respect to any Person, the percentage that the voting power of the Equity Securities of PubCo Beneficially Owned by such Person bears as of such time to the voting power of all of the fully-diluted issued and outstanding Equity Securities of PubCo as of such time. Notwithstanding the foregoing, the “Voting Power Percentage” of any Person with respect to any specific matter to be approved by the owners of Equity Securities of PubCo shall be determined solely in reference to the Equity Securities entitled to vote on the matter in question.

“Warrants” means the “Existing Buyer Public Warrants” as defined in the BCA.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 3.1(f).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) references in this Agreement to any Law shall be deemed also to refer to such Law as Amended and all rules and regulations promulgated thereunder;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be immediately followed by the words “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(f) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction; and

(g) the phrase “to the extent” shall be construed to mean “the degree by which.”

ARTICLE II

GOVERNANCE

Section 2.1 Board of Directors.1

(a) Initial Composition of the Board. PubCo shall, and each of the Sellers and the Sponsor (severally, and not jointly) agrees with PubCo that he, she or it shall, take all Necessary Action to cause the Board to be comprised at Closing of nine directors (each, a “Director”), (v) three of whom have been nominated by the ORC Principal Representative (each, an “ORC Director”), initially Doug Ostrover, Marc Lipschultz and [________], (w) two of whom have been nominated by the Dyal Principal Representative (each, a “Dyal Director”), initially Michael Rees and Sean Ward, (x) one of whom has been nominated by NB, initially [________] (the “NB Director”), and (y) three of whom meet the independence requirements of the New York Stock Exchange and have initially been nominated by majority vote of the Key Individuals (each, an “Independent Director”), initially [________], [________], and [________]; such foregoing Directors to be divided into three classes of Directors, with each class serving for staggered three year-terms as follows:

(i) the “Class I Directors” shall include: one ORC Director (initially [________]), one Dyal Director (initially [________]) and one Independent Director (initially [________]);

(ii) the “Class II Directors” shall include: one ORC Director (initially [________]), one Dyal Director (initially [________]) and one Independent Director (initially [________]); and

(iii) the “Class III Directors” shall include: one ORC Director (initially [________]), one NB Director (initially [________]) and one Independent Director (initially [________]).

The initial term of the Class I Directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which Directors are elected. The initial term of the Class II Directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which Directors are elected. The initial term of the Class III Directors shall expire immediately following PubCo’s 2024 annual meeting of stockholders at which Directors are elected.

After the Closing, the total number of Directors and rights to designate individuals for nomination shall be determined in accordance with the Organizational Documents and this Agreement.

(b) Composition of the Board.

(i) For so long as (A) the Principals and their Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), have a Voting Power Percentage in respect of the Equity Securities of PubCo entitled to vote in the election of Directors of greater than 50% and (B) PubCo qualifies as a controlled company under applicable rules of the securities exchange on which PubCo’s Equity Securities are listed (clause (A) together with clause (B), “Controlled Company Eligible”), subject to Section 2.1(b)(ii), PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected, (x) at any annual meeting following which the term of the Class I Directors is expiring, not less than one

[1]

Note to Draft: Open ORC Director position and matter regarding where ORC Directors are on the slate to be determined by Lipschultz and Ostrover. NB Director to be identified by NB, Independent Director to be identified, and slate designation determined by, majority of the Key Individuals.

individual designated by the ORC Representative and not less than one individual designated by the Dyal Representative, (y) at any annual meeting following which the term of the Class II Directors is expiring, not less than one individual designated by the ORC Representative and not less than one individual designated by the Dyal Representative, and (z) at any annual meeting following which the term of the Class III Directors is expiring, not less than one individual designated by the ORC Representative.

(ii) If, for any reason, the ORC Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), the Dyal Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), or PubCo is not entitled to nominate such number of Directors so designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, in each case without violating the applicable rules of the securities exchange on which PubCo’s Equity Securities are listed, the number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative shall be determined as follows:

(A) For as long as PubCo remains Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative (taken together) and nominated by PubCo shall be the maximum number as may be so designated and nominated by PubCo without causing such violation. To the extent that the total number of Directors determined in accordance with the prior sentence is less than five, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).

(B) From and after such time as PubCo is no longer Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative (taken together) and nominated by PubCo shall be a number of individuals that, if elected, will result in the such designated Directors representing as nearly as possible (with the number of designated Directors under this Section 2.1(b)(ii)(B) being rounded up to the nearest whole number) the same proportion of the total members of the Board as the Voting Power Percentage of the Principals and their Permitted Transferees with respect to the election of Directors. If this applies, such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the relative Voting Power Percentages, with any ties or rounding being determined in favor of the ORC Principal Representative, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).

(c) NB Representation. Until the earlier of (i) two (2) years following the first date upon which the NB First Ownership Threshold is no longer satisfied and (ii) the first date upon which the NB Second Ownership Threshold is no longer satisfied, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Class III Directors are to be elected one individual designated by NB. Each of the Dyal Principals and the ORC Principals agrees severally, and not jointly, solely with PubCo, that he shall and shall cause his Permitted Transferees to take all Necessary Action, including casting all votes to which such stockholder is entitled in respect of its shares of Common Stock or otherwise, whether at any annual or special meeting, by written consent or otherwise, so as to ensure that such individual designated by NB is elected to the Board as promptly as practicable. At any time during which NB is entitled to designate an individual for nomination to the Board in accordance with this Section 2.1(c), by written notice to PubCo, in lieu of such Board designee, NB may elect to appoint a non-voting observer to the Board, in which case the Parties will use commercially reasonable efforts to enter into an amendment to this Agreement or separate agreement setting forth the rights and obligations of NB and PubCo in respect of such observer, which shall be on customary terms and conditions (and shall include the right of such observer to receive non-privileged information regarding PubCo and its Affiliates, subject to confidentiality and non-use obligations, that would otherwise be available to a Board designee of NB pursuant to the terms of this Agreement). For purposes of this Agreement, the “NB First Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is 10% or more and (y) the NB Retained Percentage is at least 50%.

(d) Key Individual Nominees. For so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected such number of nominees selected by a majority vote of the Key Individuals to fill seats then open for election after giving effect to the nomination rights of the other parties hereto such that after giving effect thereto there are then serving on the Board three (or such greater number of) individuals designated by majority vote of the Key Individuals, each of which such individuals must meet the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.

(e) Decrease in Directors. Upon any decrease in the number of Directors that the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, is entitled to designate for nomination to the Board under Section 2.1(b) or Section 2.1(c), as applicable, the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall take all Necessary Action to cause the appropriate number of ORC Directors, Dyal Directors or the NB Director, as applicable, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director). Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion, recommend for nomination any Director that has tendered his or her resignation in accordance with this Section 2.1(e).

(f) Removal; Vacancies.

(i) Each of the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall have the exclusive right to (a) subject to Section 2.1(f)(ii) and Section 2.1(f)(iii), request the removal of their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (b) subject to Section 2.1(e), designate Directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to cause any such vacancies created pursuant to clause (a) or (b) above to be filled by replacement Directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or any committee on which such nominee served).

(ii) Notwithstanding Section 2.1(f)(i), any Director may be removed from the Board (and PubCo shall take all Necessary Action to cause the removal of any such Director) for Cause by majority vote of the other Directors. With respect to removal of a Director, “Cause” means (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its Directors or senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Director must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.

(iii) In the context of termination of membership on the Executive Committee or employment with PubCo and its Subsidiaries, “Cause” means (A) with respect to any Key Individual, as required by a final, non-appealable court order or the conviction of (or plea of no contest to) any felony by such Key Individual and (B) with respect to any Principal that is not a Key Individual following a determination by the Executive Committee in accordance with Section 2.4 that such Principal’s conduct reaches the level of “Cause” in any employment agreement or restrictive covenant agreement between such Principal and PubCo or any of its Subsidiaries, or if no such agreement exists, (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Principal must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.

(iv) Notwithstanding anything to the contrary contained in this Section 2.1(f), no Party shall have the right to designate a replacement Director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of Directors nominated or designated by such Party in excess of the number of Directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.

(v) Vacancies created by an increase in the size of the Board, any nominations or appointments for any such vacancy, and any nomination rights with respect to a vacancy for which there is no replacement designation rights shall, in each case, be determined in accordance with the Organizational Documents.

(g) Committees. In accordance with PubCo’s Organizational Documents and in addition to the Executive Committee, (i) the Board shall establish and maintain a committee of the Board for Audit, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange rules, and subject to requisite independence requirements applicable to such committee (determined giving effect Section 2.1(i)), (i) for so long as PubCo is Controlled Company Eligible, (A) the ORC Principal Representative and the Dyal Principal Representative, collectively, shall have the right, and PubCo shall take all Necessary Action, to have a majority of the members of each such committee consist of Directors designated by the ORC Principal Representative and the Dyal Principal Representative and (B) each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, and (ii) at any time when PubCo is not Controlled Company Eligible, each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable (to the extent the foregoing have the right as of any time of determination to designate any Directors).

(h) Independent Directors. PubCo has determined that the initial slate of Directors referenced in Section 2.1(a) includes the requisite number of individuals meeting the applicable independence requirements of the New York Stock Exchange, if any, but in any event no less than three (3) such individuals. From and after such initial slate is constituted, PubCo shall take all Necessary Action to ensure that the Board consists of the requisite number of Directors meeting the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.

(i) Controlled Company Exception. At all times in which PubCo is Controlled Company Eligible, except to the extent otherwise agreed in writing by the Key Individuals, PubCo shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed and shall comply with all requirements under Law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, except to the extent otherwise agreed in writing by the Key Individuals, for so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent Directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed.

(j) Reimbursement of Expenses. PubCo shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses. In addition, the Independent Directors shall be eligible for customary compensation for their service as a Director and on any committees of the Board as established from time to time by the Compensation Committee of the Board.

(k) Indemnification. For so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, (i) PubCo shall provide such Director with the same expense reimbursement, benefits,

indemnity, exculpation and other arrangements provided to the other Directors and (ii) PubCo shall not Amend or repeal any right to indemnification or exculpation covering or benefiting any such Director as and to the extent consistent with applicable Law, Article IX of the Certificate of Incorporation, Article V of the Bylaws and any indemnification agreements with Directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such Amendment permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(l) D&O Insurance. PubCo shall (i) purchase Directors’ and officers’ liability insurance in an amount and with terms and conditions determined by the Board to be reasonable and customary and (ii) for so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, maintain such Directors’ and officers’ liability insurance coverage with respect to such Director (subject to the limitations of such coverage). Upon the removal or resignation of any ORC Director, any Dyal Director or any NB Director for any reason, PubCo shall take all actions reasonably necessary to continue to maintain such Directors’ and officers’ liability insurance coverage with respect to such Director for a period of not less than six years from any such event in respect of any act or omission of such Director occurring at or prior to such event.

Section 2.2 Certain Board Approvals. Without the approval of a majority of the Directors, including the approval of each of the Key Individuals then-serving as a Director (“Special Majority Board Approval”), PubCo agrees that it shall not, and shall cause each of its Subsidiaries not to:

(a) Amend the Organizational Documents;

(b) issue any Vote Required Securities or any other Equity Securities that would require the approval of the stockholders of PubCo under applicable rules of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed;

(c) create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan (for the avoidance of doubt, this Section 2.2(c) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);

(d) making any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by the Board (including tax distributions and other distributions in accordance with the A&R Blue Owl Holdings LP Agreement or the A&R Blue Owl Carry LP Agreement), (iii) in accordance with a dividend or distribution policy previously approved by the Board, (iv) carried interest or performance fee distributions from Owl Rock Carry Aggregator (or its Subsidiaries), or (v) in the case of dividends or distributions from Blue Owl Holdings or Blue Owl Carry on a pro rata basis, or in the case of Subsidiaries of Blue Owl Holdings and Blue Owl Carry, to the extent Blue Owl Holdings or Blue Owl Carry (or a Subsidiary of either of them) receives no less than its pro rata share;

(e) repurchasing Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry;

(f) effect any acquisition or investment in assets or Equity Securities for aggregate consideration representing more than 5% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged), determined as of the execution of the definitive agreement with respect thereto;

(g) amend the Operating Budget for any calendar year once approved by the Executive Committee;

(h) incur or guarantee any indebtedness for borrowed money that would result at the time of incurrence or guarantee in the aggregate indebtedness for borrowed money of PubCo and its Subsidiaries on a consolidated basis exceeding four times the trailing 12-month EBITDA as of immediately preceding the calendar quarter-end for which financial statements have been finalized;

(i) effect any sale of assets of PubCo or any of its Subsidiaries (including Equity Securities in any such Subsidiary) with a value in excess of 5% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged); or

(j) effect (a) any merger or consolidation of, or other business combination involving, PubCo or any of its Subsidiaries, as a result of which the Principals would no longer collectively control 50% or more of voting power of the Equity Securities of the surviving or consolidated Person or (b) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis).

For the avoidance of doubt, the approval or non-approval of any matter by the Board or by a Special Majority Board Approval shall in no way supersede or otherwise affect the approval rights of NB under Section 2.3.

Section 2.3 Certain Matters Relating to NB.

(a) Until the first date upon which the NB First Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to:

(i) Amend the Organizational Documents, the agreement of limited partnership of Blue Owl Holdings or Blue Owl Carry, or organizational documents of any non-fund Subsidiary thereof, in a manner that would have a disproportionate and adverse impact on NB in its capacity as a holder of any Equity Securities in PubCo, Blue Owl Holdings or Blue Owl Carry relative to the other holders of Common Stock or partnership interests of Blue Owl Holdings or Blue Owl Carry (or such Equity Securities of such non-fund Subsidiary);

(ii) create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan (for the avoidance of doubt, this Section 2.3(a)(ii) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);

(iii) make any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by NB (including tax distributions and other distributions in accordance with the A&R Blue Owl Holdings LP Agreement or the A&R Blue Owl Carry LP Agreement), (iii) in accordance with a dividend or distribution policy previously approved by NB, (iv) carried interest or performance fee distributions from Owl Rock Carry Aggregator (or its Subsidiaries), or (v) in the case of dividends or distributions from Blue Owl Holdings or Blue Owl Carry on a pro rata basis, or in the case of Subsidiaries of Blue Owl Holdings and Blue Owl Carry, to the extent Blue Owl Holdings or Blue Owl Carry (or a Subsidiary of either of them) receives no less than its pro rata share;

(iv) repurchase Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry;

(v) subject to Section 2.3(e), effect any acquisition or investments in assets or Equity Securities for aggregate consideration in excess of the greater of (1) $2,000,000,000 and (2) 20% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged) (a “Subject Investment”) determined as of the execution of a definitive agreement with respect to such Subject Investment;

(vi) Amend in any manner to make less restrictive the non-competition, non-interference or non-solicitation covenants contained in the employment and restrictive covenant agreement entered into with respect to any Key Individual (and, if any Key Individual no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Key Individual) or waive any such obligations (other than, for the sake of clarity, trade approvals or similar waivers in respect of securities and loan transactions);

(vii) enter into or Amend (i) any material agreement or transaction between PubCo or any of its Subsidiaries, on the one hand, and any Principal or any of their respective Permitted Transferees, on the other hand, other than the exercise of any rights (without Amendment) contemplated by any definitive agreement to which PubCo or any of the Subsidiaries is party that was entered into after the Effective Date and previously approved by NB or set forth on Schedule 2.3(a)(vii), or (ii) any agreement that purports to bind NB or any of its Affiliates;

(viii) subject to Section 2.3(g), enter into any new business line (A) at any time, that would subject NB or any of its Affiliates to any of the regulatory requirements described on Schedule 2.3(a)(viii) that it is not otherwise subject to or (B) during the three years following the Closing, that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, except, in the case of clause (B), where such obligations (x) are not materially adverse to NB or any of its Affiliates (after giving effect to any reasonable structuring alternatives that PubCo and NB shall cooperate in good faith to attempt to develop), (y) do not require any public disclosure of confidential information of NB (with it being agreed that disclosure to a Governmental Entity that is not disclosed or disclosable to the public (including after request) shall not be considered public disclosure) and (z) do not require NB to increase its regulatory capital to an amount greater than or equal to 1.25 multiplied by its regulatory capital as of immediately prior to the Business Combination provided that, for the avoidance of doubt, any regulatory requirement that becomes applicable to an existing business after PubCo or any of the Subsidiaries has entered into such business line shall not be subject to this Section 2.3(a)(viii); or

(ix) during the three years following the Effective Date, effect (A) any merger or consolidation of, or other business combination or other transaction involving, PubCo or any of its Subsidiaries, as a result of which (1) the Principals would no longer collectively (I) control, directly or indirectly, 50% or more of voting power of the Equity Securities of the surviving or consolidated Person, or (II) hold, directly or indirectly, 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by the Principals as of immediately prior to such merger or consolidation or other business combination, (2) the stockholders of PubCo immediately prior to such merger, consolidation or other business combination or transaction (assuming for this purpose that immediately prior to such merger, consolidation or other business combination or transaction an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) hold less than 50% of the Equity Securities of the surviving or consolidated Person or (3) NB would hold less than 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by NB as of immediately prior to such merger or consolidation or other business combination; or (B) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis), in each case (x) at an aggregate price per Economic Share (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) (including giving effect to distributions at or promptly after consummation thereof) below $13.50 per share, as equitably adjusted for stock splits, stock dividends, stock combinations and recapitalizations affecting the Economic Shares after the Effective Date, or (y) in which all holders of Equity Securities in PubCo (including, for the avoidance of doubt, Blue Owl Holdings Common Units and Blue Owl Carry Common Units) are not entitled to participate. Notwithstanding the foregoing, this

Section 2.3(a)(ix) shall not require the approval of NB to transfer or dispose of any Subsidiary unless required under clause (B) of this Section 2.3(a)(ix).

(b) Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not and shall cause each of its Subsidiaries not to (i) pay cash compensation in any given calendar year to the Key Individuals (or, if any Key Individual no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Key Individual with respect to overall budget and compensation decisions) in an aggregate amount exceeding four percent of management fee revenue (as determined in accordance with GAAP) of PubCo and its Subsidiaries (determined on a consolidated basis and including incentive fees and performance fees, in each case payable by any business development company) for such calendar year (as reasonably determined by PubCo’s Chief Financial Officer in good faith, based on the information available to such individual) (the “Compensation Cap”); provided that to the extent any Key Individual is receiving severance, garden leave or similar payments at any time prior to the tenth anniversary of the Closing while this provision is in effect (“Tail Payments”), (A) such Tail Payments shall, for the sake of clarity, be counted against the Compensation Cap and (B) the compensation payable to any functional replacement of a departed Key Individual, to the extent such functional replacement was an employee of PubCo or its Subsidiaries prior to commencing such new role, shall only be counted against the Compensation Cap to the extent such compensation exceeds the cash compensation paid by PubCo or its Subsidiaries to such functional replacement in the twelve (12)-month period prior to becoming such functional replacement or (ii) permit Blue Owl Carry’s direct or indirect aggregate share of carried interest in any private equity style fund sponsored by PubCo or any of its Subsidiaries, net of deduction for any rebates or carry participation awarded to bona fide third party investors in any such fund, being less than 15% of the total carried interest in such fund (e.g. if one or more third parties are granted an aggregate of 10% of such carried interest, PubCo’s share of the total carried interest will be not less than 15% of the remaining 90%). For purposes of this Agreement, the “NB Second Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is five percent or more and (y) the NB Retained Percentage is at least 25%.

(c) Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, in the event that PubCo or any of its Subsidiaries effects an acquisition of another business (whether directly or through an investment in assets or Equity Securities), that would reasonably be expected to have increased management fee revenue (as determined in accordance with Section 2.3(b)) of PubCo and its Subsidiaries by $1 billion or more if the amount earned by the acquired business had been earned by PubCo or any of its Subsidiaries during the trailing twelve (12)-month period, the management fee revenue resulting from such acquisition will only be included in management fee revenue for purposes of determining the Compensation Cap to the extent a determination is made by a majority of the Independent Directors as to what amount, if any, of such acquired management fee revenue should be included in determining the Compensation Cap.

(d) During the five years following the Effective Date, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to, issue any Equity Securities (or other equity-based awards) that are dilutive to PubCo and/or such Subsidiaries to any Key Individual under any employee equity incentive plan, other than as part of (and pursuant to the terms of) a broad-based compensation program generally applicable to employees of PubCo or its Subsidiaries; provided further that the proportion of equity-based awards granted to any Key Individual relative to such Key Individual’s total cash compensation in respect of the relevant year shall not exceed the lesser of (i) the proportion of equity relative to total cash compensation generally applicable to other participants in such broad-based program and (ii) 20% of such cash compensation (assuming the Compensation Cap was fully utilized by the Key Individuals).

(e) If, prior to the time that NB no longer has the right to consent to Subject Investments in accordance with Section 2.3(a) of this Agreement, PubCo or any of its Subsidiaries proposes in good faith to effect a Subject Investment from time to time, it shall inform the officer of NB that NB designates for this purpose from time to time in writing to PubCo of the identity of the target company or companies for such Subject

Investment (each, a “Subject Target”). Upon being informed of a Subject Target, NB will promptly implement and maintain appropriate walls, confidentiality protections and conflict procedures such that any NB personnel involved in evaluating such Subject Target for NB’s own account (if any) are unaware of the material terms or progress of PubCo’s (or its applicable Subsidiary’s) proposal with respect to such Subject Target. If NB has expressly withheld its consent in writing or has been deemed to withhold its consent by not providing its consent to any Subject Investment by PubCo or its Subsidiaries within seven days of written notice from PubCo describing the material terms and conditions (including valuation) of the Subject Investment, then NB shall not be, either directly or indirectly, permitted to pursue the applicable Subject Target (and shall not expend any material effort towards evaluating such Subject Target or negotiate in any respects a transaction involving such Subject Target) until the earlier of (x) the date that is nine months following PubCo’s written notice to NB regarding the identity of the Subject Target and (y) the date that PubCo determines (in its sole discretion) not to further proceed with the evaluation or negotiation of the applicable Subject Investment, other than as a result of NB not providing its consent thereof. Notwithstanding the foregoing, if NB consents to any such Subject Investment and any of the material terms of the Subject Investment change in any material respect from the terms of the Subject Investment that formed the basis for NB’s consent thereof in a manner adverse to PubCo (including a higher valuation of the Subject Target), PubCo shall promptly provide written notice to NB of such changed terms, and NB’s consent shall again be required pursuant to Section 2.3(a)(v) and the terms and procedures of this Section 2.3(e) shall apply to such changed terms (and, for the avoidance of doubt, in the event of any such revisions to the proposed terms, NB shall not be deemed to withhold or provide its consent unless and until PubCo provides notice of such revised terms and NB withholds or provides consent to such revised terms, in each case, in accordance with the foregoing procedures). PubCo will use its commercially reasonable efforts to promptly inform NB in writing of (i) any determination in accordance with clause (y) of this Section 2.3(e) and (ii) any revisions in any material respect (including valuation) to the proposed terms of the Subject Investment.

(f) Preemptive Right.

(i) Subject to the following sentence, PubCo (on its own behalf and on behalf of each of its Subsidiaries) grants to NB the right to purchase up to its Allotment of any Preemptive Securities that PubCo or any of its Subsidiaries may from time to time issue or sell to any Person in a primary issuance or sale. In the event PubCo or a Subsidiary offers or sells Preemptive Securities as a strip of multiple Equity Securities in combination with fixed proportions, the rights granted pursuant to this Section 2.3(f) shall be exercisable only as to the strip of all such Preemptive Securities, and not separately as to any component of such strip of Preemptive Securities.

(ii) PubCo shall give written notice (an “Issuance Notice”) to NB of any proposed issuance or sale of Preemptive Securities within five Business Days following any meeting of the Board or governing body of the applicable Subsidiary at which any such issuance or sale (a “Subject Issuance”) is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance or sale.

(iii) NB shall, for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”), have the right to elect to purchase up to its Allotment of the Preemptive Securities set forth in such Issuance Notice on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to PubCo (a “Acceptance Notice”). The delivery of an Acceptance Notice by NB shall be a binding and irrevocable offer by NB to purchase the Preemptive Securities described in the Acceptance Notice for cash, subject only to the closing of the Subject Issuance actually occurring. The failure of NB to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of NB’s rights under this Section 2.3(f) with respect to the purchase of such Preemptive Securities.

(iv) Following the expiration of the Exercise Period, PubCo or its applicable Subsidiary shall be free to complete the proposed issuance or sale of Preemptive Securities described in the applicable

Issuance Notice on terms not materially less favorable to PubCo or its applicable Subsidiary than those set forth in the Issuance Notice. Any such issuance or sale must be closed on or before a deadline (which may be the occurrence of an event or date certain) for closing such issuance or sale set forth in the applicable Issuance Notice, not to exceed 180 days from the date the Issuance Notice was given; and for the avoidance of doubt, the price at which the Preemptive Securities are sold to the prospective purchaser seeking to purchase the applicable Preemptive Securities, or any other purchaser, must be at least equal to or higher than the purchase price described in the applicable Issuance Notice. In the event PubCo or its applicable Subsidiary has not sold such Preemptive Securities at or prior to such deadline, PubCo or its applicable Subsidiary shall not thereafter issue or sell any Preemptive Securities without first again offering such securities to NB in accordance with the procedures set forth in this Section 2.3(f).

(v) The closing of any purchase of Preemptive Securities by NB under this Section 2.3(f) shall be consummated at such location, date, and time as specified by PubCo. Each of PubCo or the Subsidiary, on the one hand, and NB, on the other hand, shall take all such other actions (including, without limitation, entering into additional agreements) as may be reasonably necessary to consummate the purchase and sale of the Preemptive Securities.

(vi) Notwithstanding the foregoing provisions of this Section 2.3(f), in the event that the issuance by PubCo or any Subsidiary of Preemptive Securities to NB would require a vote of PubCo’s stockholders (whether because of applicable Law or rules of the stock exchange on which the Class A Shares are listed, or otherwise), the foregoing provisions of this Section 2.3(f) will not apply, and instead PubCo and NB will cooperate in good faith to the extent reasonably feasible to provide for the issuance of an alternative security to NB with substantially the same economic terms as the Preemptive Securities proposed to be issued but that would not require any vote of PubCo’s stockholders. Furthermore, in the event the Board determines in good faith there is a reasonable business need to consummate an issuance of Preemptive Securities without first complying with this Section 2.3(f), PubCo or the Subsidiary may issue or sell Preemptive Securities to one or more Persons without first complying with the terms of Section 2.3(f), so long as, as promptly as is reasonably practicable following such sale (and in any event within ten (10) Business Days of such sale), at PubCo’s or the Subsidiary’s election, (A) the purchasers of such Preemptive Securities shall offer to sell to NB the portion of such purchased Preemptive Securities that equals NB’s applicable Allotment or (B) PubCo or the Subsidiary shall offer to issue an incremental amount of Preemptive Securities to NB sufficient to constitute NB’s applicable Allotment had PubCo or the Subsidiary complied with Section 2.3(f) and (C) in each case, at a purchase price no more, and on terms no less favorable to NB, than those applicable to such purchasers, using a process substantially similar to that set forth in this Section 2.3(f).

(vii) The rights of NB under this Section 2.3(f) shall terminate upon the first date that the NB First Ownership Threshold is no longer satisfied.

(g) If PubCo or any of its Subsidiaries proposes to enter into any new business line prior to the date that the NB Second Ownership Threshold is no longer satisfied that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, PubCo and NB shall reasonably cooperate in good faith to reduce any additional regulatory burdens upon NB resulting from PubCo or its applicable Subsidiary entering into such new business line; provided that, for the avoidance of doubt, in no event shall NB or its Affiliates be required to agree to any restrictions on its business or incur any cost (other than de minimis fees and expenses). PubCo and each Holder (including NB) shall, and shall cause their respective controlled Affiliates and Subsidiaries to, cooperate in good faith with PubCo, the other Holders and their respective Subsidiaries (including Blue Owl Holdings and Blue Owl Carry), as applicable, in connection with the preparation of any regulatory filings required to be made by PubCo, such Holder or their respective Affiliates with any Governmental Entity for which information regarding PubCo, such Holder or any of their respective Affiliates is required.

(h) If at any time PubCo determines in good faith that the NB First Ownership Threshold or the NB Second Ownership Threshold, as applicable, is no longer satisfied, it shall, prior to taking an action that would otherwise require its approval or provide it with rights related to the same under this Agreement, deliver written notice to NB of such determination. If NB delivers a written notice to PubCo disputing such determination within 10 Business Days of its receipt of PubCo’s written notice, NB and PubCo shall endeavor in good faith to mutually determine whether the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, is no longer satisfied. If NB fails to so deliver a written notice, the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, will be deemed to be no longer satisfied for all purposes of this Agreement.

Section 2.4 Executive Committee.

(a) Concurrent with the execution and delivery of this Agreement, the Board is establishing an executive committee of PubCo officers responsible for day-to-day management of PubCo and its Subsidiaries (the “Executive Committee”). The Board has delegated to the Executive Committee the oversight over and responsibility for the day-to-day management of PubCo and its Subsidiaries. Notwithstanding the foregoing, reserved from such delegation (to remain subject to the approval of the Board or a committee thereof) are (i) any matters that are required or recommended to be delegated to a committee of the Board under the rules of the New York Stock Exchange, (ii) the matters that require Special Majority Board Approval under Section 2.2, and (iii) the matters that require the approval of NB under Section 2.3(a) or Section 2.3(b) (collectively, the “Excluded Matters”).

(b) The Executive Committee will initially have seven members and be comprised of each of the ORC Principals and each of the Dyal Principals. A member of the Executive Committee that is not a Key Individual may only be removed from the Executive Committee upon the earliest to occur of (x) the applicable Special Executive Committee Approval for removal (whether or not for Cause), (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee. A member of the Executive Committee that is a Key Individual may only be removed from the Executive Committee upon the earliest to occur of (x) in the case of the commission of Cause by such Key Individual, the Special Executive Committee Approval for removal (determined without regard to the vote of such Key Individual), (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee. In the event of such a removal, the remaining members of the Executive Committee shall endeavor in good faith to select a replacement for such individual from among the employees of PubCo and its Subsidiaries, and such a replacement shall become a member of the Executive Committee upon Special Executive Committee Approval.

(c) The Executive Committee’s approval of any matter within its authority shall generally require a majority vote of the members of the Executive Committee. Notwithstanding the foregoing sentence, the Executive Committee may not approve any of the following matters without the vote of each Key Individual then-serving on the Executive Committee (“Special Executive Committee Approval”):

(i) the removal of any member from the Executive Committee and appointment of any new member to the Executive Committee other than removal under the circumstances described in Section 2.4(b);

(ii) without limiting and subject to Section 2.4(b), the hiring, termination and compensation of members of the Executive Committee, officers and other key employees of PubCo or any of its Subsidiaries, including the key terms of any employee equity incentive plan or other incentive compensation plan (including cash bonus plans);

(iii) allocating carried interest with respect to any funds or accounts investing third party funds to investment professionals;

(iv) approving annual operating budgets (each, an “Operating Budget”);

(v) entering any new line of business not included in the Opal Business or the Diamond Business as of the Effective Date;

(vi) commencement or settlement of any material litigation by PubCo or any of its Subsidiaries; and

(vii) any other matter that is not an Excluded Matter and is outside the course of the day-to-day Opal Business or the Diamond Business.

(d) Notwithstanding Section 2.4(c)(iv), if the Executive Committee has not approved an Operating Budget for any calendar year, PubCo and its Subsidiaries will be permitted to continue to operate consistent with the Operating Budget for the prior calendar year, plus a 5% overall increase for each line item included in such Operating Budget.

(e) For the avoidance of doubt, the approval or non-approval of any matter by the Executive Committee shall in no way supersede or otherwise affect the approval rights of NB under Section 2.3.

Section 2.5 Information Rights.

(a) Subject to Section 2.5(c), (i) PubCo shall provide NB such reports and information concerning the business and affairs of PubCo and its Subsidiaries as may reasonably be requested by NB from time to time, to the extent such reports and information are prepared in the ordinary course of business by PubCo or its Subsidiaries, and (ii) NB shall have the right, upon reasonable advance written notice to PubCo and at such times as may be mutually agreed, to consult with the chief financial officer of PubCo and other senior management of PubCo as the chief financial officer may designate with respect to the business and affairs of PubCo or its Subsidiaries.

(b) In the event that the Board reasonably determines that any provision of information pursuant to this Section 2.5 would reasonably be expected to violate Law or a material agreement with a third party, or waive any legal privilege applicable to such information, such provision shall not be required; provided the Parties shall use commercially reasonable efforts to permit compliance with this Section 2.5 in a manner that avoids such harm or consequence; provided, further, that PubCo will use commercially reasonable efforts not to enter into agreements prohibiting the sharing of information with NB specifically, and provided, further, that in the event PubCo makes a determination that certain information should be kept confidential pursuant to this Section 2.5(b), PubCo shall, to the extent not prohibited by applicable law or material agreement or cause a waiver of legal privilege, provide NB with a written summary of the nature and substance thereof.

(c) Notwithstanding the foregoing provisions of this Section 2.5, NB’s rights under Section 2.5(a) shall apply only if NB has an Economic Ownership Percentage of five percent or more.

(d) NB agrees not to disclose any information obtained under this Section 2.5 (the “Confidential Information”) and shall use such information solely for purposes of evaluating or protecting its investment in PubCo and the Subsidiaries. NB further agrees to comply with all applicable securities laws with respect to any Confidential Information it obtains. Notwithstanding the foregoing, Confidential Information shall not include information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by NB), (b) was available to NB or its Representatives on a non-confidential basis prior to its disclosure by PubCo or its Representatives, (c) is or has been independently developed or conceived by NB or its Representatives without the use of the Confidential Information or (d) is or becomes available to NB or its Representatives from a Person other than PubCo or its Representatives who is not known by NB to be otherwise bound by a confidentiality agreement with PubCo or any of its Representatives in respect of such information; provided, however, that NB may disclose Confidential Information (i) to its Affiliates and its and their Representatives, provided NB informs such Affiliate or Representative that such information is confidential and cause such Person to agree (for the benefit of

PubCo) to maintain the confidentiality of such information; (ii) to the extent reasonably necessary in connection with the exercise of its rights under this Agreement; (iii) any prospective purchaser of any Equity Securities of PubCo from NB, if such prospective purchaser agrees to be bound by the provisions of this Section 2.5 or otherwise enters into a confidentiality agreement which is no less restrictive than this Section 2.5 and pursuant to which PubCo is a party or third party beneficiary; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at PubCo or the confidential information obtained from PubCo pursuant to the terms of this Agreement; or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that NB promptly notifies PubCo of such disclosure and takes reasonable steps (at PubCo’s sole cost and expense) to minimize the extent of any such required disclosure. PubCo understands and agrees that any NB Director (or observer in lieu thereof) may disclose information about PubCo and its Subsidiaries received by such NB Director (or observer in lieu thereof) to NB and its Affiliates and Representatives (such information being deemed to be “Confidential Information” subject to this Section 2.5), and that such disclosure shall not constitute a breach of or failure to comply with any fiduciary duties of the NB Director (if applicable), or this Agreement, the Certificate of Incorporation, the Bylaws or similar governance documents that are generally applicable to PubCo’s Directors or any other agreement to which NB or its Affiliates, on the one hand, or PubCo or its Affiliates, on the other hand, are party; provided that such director may not disclose any Excluded Opportunity (as defined in the Certificate of Incorporation) or Confidential Information, in each case, in a manner in which it reasonably would be expected to be used competitively by NB.

(e) PubCo understands and acknowledges that (a) NB and its Affiliates may now or in the future engage in any business that may be competitive with the business of PubCo or its Subsidiaries, evaluate, invest in (directly or indirectly, including providing financing to) or do business with, competitors or potential competitors of PubCo or its Subsidiaries, and that the receipt of Confidential Information is not intended to and shall not restrict or preclude such activities, provided that NB does not use any Confidential Information in connection therewith. Further, PubCo understands and acknowledges that NB and its Affiliates may (x) have general knowledge with respect to the industry in which PubCo or its Subsidiaries operate and that additional general industry knowledge may be gained by NB from reviewing Confidential Information that cannot be separated from NB’s overall knowledge and (y) retain certain mental impressions of the Confidential Information (it being understood that a mental impression is what a person retains when such person has not intentionally memorized the information or retained notes or other aids to help retain such memory), and such general knowledge and mental impressions shall be permitted to be used in the ordinary course of NB’s business, including in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions and is not intended to be limited by this Section 2.5. Accordingly, NB and PubCo will negotiate in good faith to establish procedures to limit the manner of providing information to NB in a manner reasonably intended to prevent competitive harm to PubCo or any of its Subsidiaries or violations of law (e.g., using “clean team” members).

(f) Except as required by law (in which case NB shall be given an opportunity to review and comment on such disclosure), PubCo and its Subsidiaries shall not make any disclosure regarding NB or any of its Affiliates in any regulatory filing or public disclosure (including filings with the SEC) without the prior written consent of NB, which consent shall not be unreasonably withheld, conditioned or delayed, unless such disclosure is substantially consistent with previous public disclosure regarding NB and its Affiliates.

Section 2.6 Carry Entitlements. Without limiting Section 2.3(b), PubCo shall not (and shall cause its Subsidiaries, including Owl Rock Carry GP LLC and Owl Rock Performance Fee GP LLC not to) enter into any agreement or take (or fail to take) any other action, unless approved by majority of PubCo’s Independent Directors, that results in Blue Owl Holdings and/or Blue Owl Carry (and PubCo’s proportionate share thereof through its ownership of Blue Owl Holdings and Blue Owl Carry) receiving less than 15% of the Promote Distributions arising in respect of all of the existing and future PubCo Funds (other than the Existing Diamond Flagship Funds (as defined in the BCA), in each case with respect to the Existing Diamond Flagship Funds, including (i) any parallel, subsidiary and feeder vehicles related to such Existing Diamond Flagship Funds,

(ii) any co-invest vehicles related to investments made by such Existing Diamond Flagship Funds (including the foregoing clause (i)) where Promote Distributions are earned and (iii) any secondary transaction related vehicles for such Existing Diamond Flagship Funds (including the foregoing clauses (i) and (ii))), in each case, net of any grants of Specified Equity (the “Carry Entitlements”), and for which any such grant of Specified Equity, for the avoidance of doubt, will dilute all holders of any Owl Rock Carry Aggregator or any successors thereto, as applicable, pro rata and not solely the 15% Carry Entitlement of Blue Owl Holdings and/or Blue Owl Carry. No approval of the Independent Directors is required pursuant to the foregoing sentence (x) in connection with incurrence of third party Indebtedness (or pledges and subsequent foreclosure in connection therewith), or (y) any arm’s length sales, to unaffiliated third parties, of Carry Entitlements for value that is otherwise received by Blue Owl Holdings and/or Blue Owl Carry, in each case, which such third parties do not include the Qualified Stockholders, their Affiliates or respective Permitted Transferees. For the avoidance of doubt, in the event it is determined by PubCo or its applicable Subsidiaries not to charge carried interest, incentive fees, promoted interest, performance fee or similar fees in connection with a co-investment, fund-of-one or other vehicle, no Promote Distributions will be made in respect of such PubCo Funds. For purposes of this Section 2.6 only, the term “Specified Equity” shall be read disregarding clause (b) of the definition thereof and the references in such definition to any Subsidiary of PubCo shall be replaced with references to any Subsidiary of Blue Owl Holdings or Blue Owl Carry (or any successors thereto).

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing.

(i) PubCo shall file, within 45 days of the Effective Date or such other earlier date as it is required in accordance with any Subscription Agreements, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if PubCo is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration Statement), each, a “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder.

(ii) PubCo shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof), (B) the tenth 10th Business Day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (C) if the day determined under clause (A) or clause (B) falls on a Saturday, Sunday or other day that the SEC is closed for business, the next Business Day immediately following the day determined under clause (A) or clause (B) on which the SEC is open for business (the date determined under clause (A), (B) and (C), the “Effectiveness Deadline”). PubCo shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(iii) In the event PubCo files a Form S-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.

(b) Subsequent Shelf Registration.

(i) If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder whose Registrable Securities are included therein. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.

(ii) If a Subsequent Shelf Registration Statement is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit all Holders whose Registrable Securities are included therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding.

(c) Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms of this Agreement.

(d) Requests for Underwritten Shelf Takedowns.

(i) At any time and from time to time after the Shelf has been declared effective by the SEC, each of the Special Holders (each Special Holder being in such case a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities (or, (x) in the case of NB, Registrable Securities held by NB, the NB Aggregator and/or NB Aggregator Subject Members and (y) in the case of Dyal SLP, Registrable Securities held by Dyal SLP, any other Dyal SLP Aggregator and/or Dyal SLP Aggregator Subject Members) in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”).

(ii) All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Demanding Holders requesting such Underwritten Shelf Takedown shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), such Underwriters to be subject to the prior written consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Special Holder or any Transferee thereof be entitled to request an Underwritten Shelf Takedown (and

PubCo shall not be obligated to consummate any Underwritten Shelf Takedown with respect to any Special Holder or any Transferee thereof) during the Lock-Up Period applicable to such Person.

(iv) PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. Except as set forth in the preceding sentence (and subject to Section 3.1(d)(iii)), there shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that PubCo desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows, at all times:

(i) first, the Registrable Securities of the Demanding Holders, the Founder Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder, Founder Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i) and Section 3.1(e)(ii), the Common Shares or other Equity Securities of any other Holder or any other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the pricing of such Underwritten Shelf Takedown by PubCo. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. If PubCo receives a Withdrawal Notice, a Special Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Notwithstanding anything to the contrary contained in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(f).

(g) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities, which, in the case of such request, may include with respect to NB, the Registrable Securities held by NB Aggregator and any NB Aggregator Subject Members and with respect to Dyal SLP, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. PubCo shall file such Registration Statement within 30 days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within 60 days of filing. The provisions of Section 3.1(d), Section 3.1(e) and Section 3.1(f) shall apply to this Section 3.1(g) as if a demand under this Section 3.1(g) were an Underwritten Shelf Takedown.

Section 3.2 Piggyback Registration.

(a) Piggyback Rights.

(i) If PubCo or any Special Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of PubCo or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including an Underwritten Shelf Takedown pursuant to Section 3.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all Holders as soon as practicable but not less than four calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”).

(ii) Subject to Section 3.2(b), PubCo shall cause all Registrable Securities requested by the Holders to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that PubCo desires to sell, taken together with (x) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders under this Agreement and (y) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration:

(A) first, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration is initiated and undertaken for the account of a Special Holder, PubCo shall include in any such Registration:

(A) first, the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;

(B) second, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such

Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(iii) If the Registration is pursuant to a request by Persons other than the Special Holders, then PubCo shall include in any such Registration:

(A) first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Special Holders, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities;

(D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Shares or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(e), instead of this Section 3.2(b).

(c) Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the pricing of the relevant offering pursuant to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the pricing of such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d) Exceptions to Piggyback Rights. Notwithstanding anything in this Agreement to the contrary, this Section 3.2 shall not apply for any Holder, prior to the expiration of the Lock-Up Period in respect of such Holder.

Section 3.3 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, each Major Holder agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Agreement) without the prior written consent of PubCo, during the seven calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Major Holder and each of PubCo’s directors and executive officers have executed a lock-up agreement on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 3.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in Section 3.4(d)) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification), (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and (iii) do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions (notwithstanding the foregoing, PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject);

(e) notify each participating Holder of Registrable Securities included in such Registration Statement, as soon as practicable after PubCo receives notice thereof, but in any event within one business day of such date, of the time when the Registration Statement has been declared effective and when any post-effective amendments and supplements thereto become effective;

(f) furnish counsel for the Underwriter(s), if any, and, upon written request, for the Special Holders of Registrable Securities included in such Registration Statement with copies of any written comments from the SEC or any written request by the SEC for amendments or supplements to a Registration Statement or Prospectus;

(g) cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(h) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(i) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) at least three calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(k) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;

(l) in the event of an Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, permit Representatives of the Special Holders, the Underwriters or such other financial institutions facilitating such Underwritten Offering or sale, if any, and any attorney, consultant or accountant retained by such Special Holders, or Underwriter or financial institution to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration, in each case subject to the agreement by any such Person of confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(m) obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering or, if requested in writing in the event of a sale of Registrable Securities by a financial institution pursuant to such Registration, which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or financial institution, as the case may be, may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Special Holders and any Underwriters or financial institution;

(n) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the participating Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, and any financial institution facilitating a sale of Registrable Securities facilitated pursuant to such Registration, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Special Holders, any Underwriters, placement agent, sales agent, or financial institution may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders and any Underwriters, placement agent, sales agent and financial institution;

(o) in the event of any Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter, placement agent, sales agent or financial institution of such offering or sale;

(p) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(q) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(r) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the participating Holders, in connection with such Registration.

Section 3.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 3.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. Subject to the minimum thresholds set forth in Section 3.1(d) and Section 3.4(q), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration. Notwithstanding anything to the contrary contained in this Section 3.6, NB, the NB Aggregator, Dyal SLP and the Dyal SLP Aggregator shall not be required to sign any powers of attorney or custody aggreements.

Section 3.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice or an aggregate of 90 days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.7.

Section 3.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.8.

Section 3.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers. Notwithstanding the foregoing, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.10 Indemnification and Contribution.

(a) PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall severally (and not jointly), in proportion to their respective net proceeds received from the sale of Registrable Securities pursuant to such Registration Statement, indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to give prompt notice shall not impair any Person’s right to indemnification under this Agreement to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement only if any sums payable in connection with such settlement are paid in full by the indemnifying party and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Notwithstanding the foregoing, the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Founder Holders represents and warrants that this Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements.

Section 3.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 3.13 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.14 Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Agreement, including for purposes of Section 3.12. Other than the Sellers and the Founder Holders, a Party who does not hold Registrable Securities as of the Effective Date and who acquires Registrable Securities after the Effective Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

Section 3.15 Termination of Original RRA. Upon the Closing, PubCo and each of the Founder Holders agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are terminated in their entirety and shall be of no further force or effect.

Section 3.16 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members (or the members of the Sponsor otherwise hold any Registrable Securities directly), the members of the Sponsor shall be treated as the Sponsor under this Agreement. Notwithstanding the foregoing, such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, the NB Aggregator may distribute all or a portion of its Registrable Securities (or securities exchangeable, convertible or exercisable into Registrable Securities) to the NB Aggregator Subject Members after expiration of the Lock-Up Period applicable thereto and upon such distribution (or if the NB Aggregator Subject Members otherwise hold any Registrable Securities directly), such Registrable Securities held by NB Aggregator Subject Members, NB Aggregator and NB shall (subject to, following the expiration of the Initial Period, Section 10.31 of the Business Combination Agreement) be treated as held by NB, collectively, for purposes of determining the Allotment, NB’s Economic Ownership Percentage, whether the NB First Ownership Threshold or NB Second Ownership Threshold is satisfied and with respect to rights under Article III of this Agreement (including, for purposes of clause (D) of the definition of “Registrable Securities” which shall aggregate any such securities with all those held by NB, NB Aggregator or any other NB Aggregator Subject Member for purposes of making such determination), so long as, as to a given NB Aggregator Subject Member, such NB Aggregator Subject Member of the NB Aggregator or its Permitted Transferees is party to a shareholders or similar agreement with NB Aggregator or NB providing (i) for the exercise of rights on behalf of, and communications to, such distributee by NB or NB Aggregator, and (ii) that unless otherwise agreed by PubCo, for a period commencing the Closing Date and ending on the eighth (8th) anniversary of this Agreement (the “Initial Period”), such NB Aggregator Subject Member shall not Transfer any Registrable Securities other than in an offering pursuant to Section 3.1 or Section 3.2 or any other Permitted Transfer, provided, that any such NB Aggregator Subject Member not subject to such shareholders or similar agreement shall nonetheless be a “Holder” hereunder. Notwithstanding anything herein to the contrary, whether or not the ownership of Equity Securities by NB Aggregator and NB Aggregator Subject Members count towards whether any ownership threshold of NB has been satisfied, rights under Article II and Article V of this Agreement may only be exercised by NB.

(c) Notwithstanding anything to the contrary contained in this Agreement, subject to the applicable Lock-Up Period, the Dyal SLP Aggregator may distribute all or a portion of its Registrable Securities to the Dyal SLP Aggregator Subject Members and upon such distribution (or if the Dyal SLP Aggregator Subject Members otherwise hold any Registrable Securities directly), the Dyal SLP Aggregator Subject Members, Dyal SLP Aggregator and Dyal SLP shall be treated as Dyal SLP under this Agreement, collectively. In any event, any rights conferred on Dyal SLP as a Special Holder under this Agreement shall only be exercised by Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. Notwithstanding the foregoing, such Dyal SLP Aggregator Subject Members, taken as a whole, shall not be entitled to rights in excess of those conferred on the Dyal SLP Aggregator, as if the Dyal SLP Aggregator remained a single entity party to this Agreement.

(d) Notwithstanding the foregoing but subject to Section 4.2, no distribution for purposes of this Section 3.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor, NB or Dyal SLP Aggregator, as applicable.

(e) At any time after expiration of the Lock-Up Period applicable to the Lock-Up Shares held by ORC Feeder that are attributable to Dyal IV (as determined in accordance with the definition of Lock-Up Period) (the “Dyal IV Attributable Shares”), ORC Feeder may distribute, sell or Transfer all or any portion of the

Dyal IV Attributable Shares, as long as consideration received in respect thereof is paid exclusively to Dyal IV. At the request of ORC Feeder, PubCo shall cooperate with respect to any such distribution, sale or Transfer, including by cooperating and taking reasonable actions with respect to any Tax planning related thereto.

Section 3.17 Adjustments. If there are any changes in the Equity Securities as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Equity Securities as so changed.

ARTICLE IV

LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder severally, and not jointly, agrees with PubCo that it shall not effect any Restricted Transfer of any Lock-Up Shares Beneficially Owned or otherwise held by such Party during the Lock-Up Period applicable to such Lock-Up Shares.

(b) During the Lock-Up Period applicable to any Holder, any purported Transfer of Lock-Up Shares by such Holder other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) Notwithstanding anything to the contrary in this Agreement, each Holder acknowledges and agrees that the Blue Owl Holdings Common Units, the Blue Owl Carry Common Units and the Common Shares, in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period applicable to such Holder, each Holder may make Permitted Transfers (without the consent of PubCo) of any of such Holder’s Lock-Up Shares. For the avoidance of doubt, in connection with any Permitted Transfer of Lock-Up Shares, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement and complies with the following sentence. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor, other than rights under this Agreement that may not be assigned in accordance with Article V hereof) for all purposes of this Agreement.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights or obligations under this Agreement, in whole or in part, other than in compliance with this Section 5.1. Any such assignee may not again assign those rights, other than in accordance with this Section 5.1. Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.

(b) Subject to Section 5.1(g), Section 5.1(i) and the following sentence, NB may not assign any of its rights or obligations under this Agreement without the prior written consent of PubCo. Notwithstanding the foregoing sentence, the NB Aggregator and the NB Aggregator Subject Members shall (to the extent any such NB Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo. Notwithstanding anything to the contrary in this Agreement (including the foregoing sentence), NB’s rights under Section 2.1, Section 2.3 and Section 2.5 are personal to NB and may not be assigned to any Person.

(c) Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the Dyal Principals (and the Dyal Principal Representative) may not assign any of their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the ORC Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, the Dyal SLP Aggregator and the Dyal SLP Aggregator Subject Members shall (to the extent any such Dyal SLP Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the ORC Principal Representative or NB.

(d) Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the ORC Principals (and the ORC Principal Representative) may not assign their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the Dyal Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, ORC Feeder and its members and ORCP and its partners shall (to the extent any such member or partner, as applicable, holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the Dyal Principal Representative or NB.

(e) Other than assignments in connection with a distribution in accordance with Section 3.16 but subject to Section 5.1(i), the Founder Holders may not assign their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, a majority of the Key Individuals, and for so long as the NB First Ownership Threshold is satisfied, NB.

(f) Except as provided in Section 5.1(i), no Seller (other than the Sellers specifically referred to in Section 5.1(b) through Section 5.1(e)) may assign any of its respective rights or obligations under this Agreement without the prior written consent of PubCo.

(g) Notwithstanding anything to the contrary in this Agreement, in no event can any Party assign any of such Party’s rights under Section 2.1 and Section 2.2.

(h) Notwithstanding anything to the contrary in this Agreement, the rights of the Key Individuals (in their capacity as such) under this Agreement are personal and may not be assigned to any Person.

(i) A Holder, in its capacity as such, may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to any such Holder’s Permitted Transferees.

(j) Subject to Section 5.1(b) through Section 5.1(h), any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction or in a transaction whereby such Registrable Securities cease to be Registrable Securities) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and PubCo is authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

(k) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(l) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary to this Agreement.

Section 5.2 Termination. Except for Section 2.1(j), Section 2.1(k) and Section 2.1(l), Section 2.1 shall terminate automatically (without any action by any Party) as to the ORC Principals (and the ORC Principal Representative), the Dyal Principals (and the Dyal Principal Representative) and NB, as applicable, at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Agreement. Article III of this Agreement shall terminate as set forth in Section 3.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 3.10 and Section 5.12 shall survive any termination of this Agreement with respect to any Holder.

Section 5.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit to this Agreement, the BCA, Certificate of Incorporation, the Bylaws, the A&R Blue Owl Holdings LP Agreement, the A&R Blue Owl Carry LP Agreement, the Exchange Agreement and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) Subject to Section 5.4(c) and Section 5.4(d), no provision of this Agreement may be Amended in whole or in part at any time without the express written consent of PubCo, Holders with aggregate Voting Power Percentages constituting a majority of the aggregate Voting Power Percentages of all Holders and Holders with aggregate Economic Ownership Percentages constituting a majority of the aggregate Economic Ownership Percentages of all Holders. Notwithstanding anything to the contrary in this Agreement, the rights of PubCo set forth in Section 2.6 (and the definitions used therein) may not be Amended, assigned or waived in whole or in part at any time without the prior written consent of a majority of the Independent Directors.

(c) Notwithstanding Section 5.4(b) but subject to Section 5.4(d), any Amendment of (i) any rights or obligations of any Party that are personal to such Party or specifically refer to such Party by name that would be materially adverse in any respect to such Party, or (ii) any rights or obligations of any Party that would be materially adverse in any respect to such Party in a manner disproportionate to the other Parties, shall require the prior written consent of such Party. Notwithstanding the foregoing, (x) with respect to any Amendment to the rights and obligations of (i) ORC Principals under this Agreement, such Amendment shall only be effective if the prior written consent of Doug Ostrover and Marc Lipschultz is received, (ii) Dyal Principals under this Agreement, such Amendment shall only be effective if the prior written consent of Michael Rees is received, or (iii) NB under this Agreement, such Amendment shall only be effective if the prior written consent of NB is received; and (y) with respect to any Amendment that would be materially adverse in any respect to (1) any Key Individual, such Amendment shall only be effective if the prior written consent of such Key Individual is received or (2) the Founder Holders, such Amendment shall only be effective if the prior written consent of the Sponsor is received.

(d) The Amendment of any provision of this Agreement that has terminated (as determined in accordance with this Agreement) with respect to a Party shall not require the consent of such Party (and any

Equity Securities owned by such Party shall be disregarded for purposes of calculating any percentages required in respect of such Amendment).

(e) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. Notwithstanding the foregoing sentence, no waiver of any provision or default under, nor consent to any exception to, the terms and provisions of Article IV shall be effective unless in writing and signed by each of (i) PubCo, (ii) the ORC Principal Representative, (iii) the Dyal Principal Representative, (iv) NB, (v) the Sponsor, and (vi) a majority-in-voting interest of the Holders.

Section 5.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated on the signature pages hereto (in the case of PubCo or any other Party executing this Agreement as of the Effective Date) or, with respect to any Transferee executing a joinder following the Effective Date, on such joinder. Any notice, demand or other communication to NB Aggregator or any NB Aggregator Subject Members shall be deemed validly given if given to NB.

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo, Blue Owl Holdings or Blue Owl Carry acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement. Notwithstanding the foregoing, Equity Securities acquired under a Subscription Agreement on or prior to the Effective Date shall not be “Registrable Securities” for purposes of this Agreement. The rights and obligations of the Dyal Principals and the ORC Principals under Article IV of this Agreement shall apply with respect to each Person controlled, directly or indirectly, by such Dyal Principals or ORC Principals, either individually or collectively, and the Equity Securities of the Dyal Principals and ORC Principals in each such Person.

Section 5.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.11 No Third Party Liabilities. This Agreement may only be enforced against the named parties to this Agreement, and only with respect to obligations of such named parties under this Agreement. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties to this Agreement, as applicable, and only with respect to obligations of such named parties under this Agreement; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party to this Agreement (including any Person negotiating or executing this Agreement on behalf of a Party to this Agreement), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 5.12 Indemnification; Exculpation.

(a) PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), to the extent arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (w) to the extent such Indemnified Liabilities are liabilities of any Holder Indemnitee or its Affiliates pursuant to any indemnification obligation of such Holder Indemnitee or its Affiliates to PubCo or its Affiliates (other than such Holder Indemnitee or its Affiliates), under the BCA and the Ancillary Agreements, (x) to the extent such Indemnified Liabilities arise out of any breach by such Holder Indemnitee or its Affiliates of this Agreement, the BCA (to the extent such Holder Indemnitee or such Affiliate is a party thereto), any agreement referenced or contemplated thereby to which such Holder Indemnitee or any of its Affiliates is a party, or any other agreement between such Holder Indemnitee or any of its Affiliates, on the one hand, and PubCo or any of its subsidiaries, on the other hand, in each case by such Holder Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation (whether arising by Law or contract) of such Holder Indemnitee or its Affiliates to (A) its direct or indirect equity holders, creditors or Affiliates or (B) PubCo, any of its subsidiaries or their respective equity holders, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s fraud, gross negligence or willful misconduct). Notwithstanding the foregoing, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than by virtue of any exclusions herein), PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification under this Agreement will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.

(b) PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred by such Holder Indemnitee in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its designated subsidiary and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee. No Holder Indemnitee shall settle, compromise or consent to any judgement in connection with any Action for which such Holder Indemnitee seeks indemnification under the terms of this Section 5.12, in each case without the written consent of Pubco.

(c) Notwithstanding the foregoing provisions of this Section 5.12, each Holder agrees that, under the A&R Blue Owl Carry LP Agreement and the A&R Blue Owl Holdings LP Agreement, each of Blue Owl Carry and Blue Owl Holdings is an indemnitor of first resort with respect to indemnification of the Indemnified Liabilities for the Persons indemnified thereunder. Accordingly, each Holder acknowledges and agrees that, if such Holder is entitled to indemnification under the A&R Blue Owl Carry LP Agreement and the A&R Blue Owl Holdings LP Agreement, such indemnification obligations of Blue Owl Carry and Blue Owl Holdings are senior and prior to the obligations of PubCo hereunder.

(d) In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e) Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 5.12, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer, director or employee of PubCo or any of its subsidiaries in such capacity as officer, director or employee. Such officers, directors and employees are or will be subject to separate indemnification in such capacity through this Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.

(f) The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

PUBCO

BLUE OWL CAPITAL INC.

By:
Name:
Title:

Notice: 40 West 57th Street, 33rd Floor
New York, NY 10019
Attn: Tom Wasserman
Email: tom.wasserman@hpspartners.com

[Signature Page to Investor Rights Agreement]

ORC SELLERS:

OWL ROCK CAPITAL FEEDER, LLC

By:
Name:
Title:

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

OWL ROCK CAPITAL PARTNERS LP, in its capacity as the ORC Principal Representative

By:
Name:
Title:

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

[●]

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Doug Ostrover

Marc Lipschultz

Craig Packer

Alan Kirshenbaum

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

DYAL SELLERS:

NEUBERGER BERMAN GROUP LLC

By:
Name:
Title:

Notice: c/o Neuberger Berman Group LLC
1290 Avenue of the Americas
New York, NY 10024
Attn: Head of Corporate Development
Email: jacques.lilly@nb.com; linda.sharaby@nb.com

DYAL CAPITAL SLP LP

By:
Name:
Title:

Notice:

[Signature Page to Investor Rights Agreement]

Michael Rees

Sean Ward

Andrew Laurino

Notice:

[Signature Page to Investor Rights Agreement]

SPONSOR:

ALTIMAR SPONSOR LLC

By:
Name:
Title:

Notice: c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor
New York, NY 10019
Attn: Tom Wasserman
Email: tom.wasserman@hpspartners.com

[Signature Page to Investor Rights Agreement]

SPONSOR INDIVIDUALS:

Tom Wasserman

Vijay Sondhi

Roma Khanna

Rick Jelinek

Michael Vorhaus

Michael Rubenstein

Kevin Beebe

John Kim

Payne Brown

Notice:

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Joinder

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Investor Rights Agreement, dated as of [●], 2021 (the “Agreement”), by and among Blue Owl Capital Inc., a Delaware corporation (“PubCo”), the ORC Sellers (as defined therein), the Dyal Sellers (as defined therein), Altimar Sponsor LLC, a Delaware limited liability company, and the other parties thereto from time to time, as amended from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-law principles that would cause the application of the laws of another jurisdiction. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Lock-Up Shares or Registrable Securities (as applicable). By signing and returning this Joinder Agreement to PubCo, the undersigned accepts and agrees to be bound by and subject to the terms and conditions of the Agreement, with all attendant rights, duties and obligations thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

[Remainder of Page Intentionally Left Blank.]

[Exhibit A to Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be executed and delivered as of the date first set forth above.

[●]

Name:
[Title:]

Address for Notices:
Attention:

[Exhibit A to Investor Rights Agreement]